Share Swap Agreement

C02 Technologies Pty Ltd

Dated

HTC Hydrogen Technologies Corp. ("HTC")
EESTech Inc. ("EESTech")

Mallesons Stephen Jaques
Level 30
Waterfront Place
1 Eagle Street
Brisbane Qld 4000
Australia
T +61 7 3244 8000
F +61 7 3244 8999
DX 311 Brisbane
www.mallesons.com

Share Swap Agreement
Contents

Share Swap Agreement

Details

Interpretation – Definitions are at the end of the General terms

Parties	**HTC and EESTech**	
HTC	Name	**HTC Hydrogen Technologies Corp.**
	Incorporated in	Canada, in the province of Alberta
	Address	#001 2305 Victoria Avenue, Regina, Saskatchewan Canada
	Fax	+1 306 545 3262
	Email	jallison@htcenergy.com
	Attention	Jeff Allison
EESTech	Name	**EESTech Inc.,**
	Incorporated in	Delaware, United States of America
	Address	12605 Highway 89 Building 1, Suite H-5, Chino Valley, Arizona 86323, United States of America
	Fax	+61 7 3832 1336
	Email	pmccafferty@eestechinc.com
	Attention	Paul McCafferty

Recitals

A HTC is the registered holder and beneficial owner of all of the issued stock in the Company as set out in Schedule 1.

B HTC wishes to sell, and EESTech wishes to buy, all of the issued stock in the Company.

C HTC has agreed to sell, and EESTech has agreed to buy, all of the issued stock in the Company in consideration of EESTech issuing HTC with EESTech stock ("**Share Swap**").

D This agreement sets out the terms agreed to by the parties with respect to the Share Swap.

Governing law Queensland, Australia

Date of agreement See Signing page

Share Swap Agreement

General terms

1 Interpretation

1.1 Definitions

These meanings apply unless the contrary intention appears.

Accounting Standards means all accepted accounting principles which are generally applicable in the place of incorporation of the Company.

Action means an action, dispute, Claim, demand, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation, or dispute resolution.

Affiliate in relation to any person ("**First Person**") means:

(a) any other person who, directly or indirectly;

(b) is Controlled by the First Person;

(c) Controls the First Person; or

(d) is under common Control with the First Person.

Amount of the Consideration means:

(a) the amount of any payment in connection with a supply; and

(b) in relation to non-monetary consideration in connection with a supply, the GST or value-added tax exclusive market value of that consideration as reasonably determined by the supplier.

Assets means the assets of the Company as specified in Schedule 2 together with the Licensed Intellectual Property.

Authorised Officer means, in respect of a party, a director or secretary of the party or any other person appointed by a party to act as an Authorised Officer under this agreement.

Authority means any Government Agency responsible for Tax, wherever situated.

Board means the board of directors of the Company.

Business means the business of commercialising the CCS Technology in the Territory.

Business Day means a day other than a Saturday, Sunday or public holiday in Brisbane, Australia and Regina, Canada.

Business Intellectual Property means:

(a) all Intellectual Property Rights in the business names, trade marks, domain names, registered patents and patent applications, registered designs and design applications, copyright material and proprietary software listed in Part 1 of Schedule 3; and

(b) all other Intellectual Property Rights relating to CCS Technology owned by HTC, but excluding, any Intellectual Property Rights which constitute Licensed Intellectual Property.

Business Name means a registered business name of the Company.

Business Premises means all the land and buildings leased, occupied or owned by the Company as specified in Schedule 6.

Claim includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

CCS Technology means carbon capture and storage (CCS) technology which allows the capture of carbon dioxide (CO_2) from large point sources such as plants and the subsequent storage of CO_2 instead of releasing it into the atmosphere. The Company does not own this technology but has or will have the exclusive right to commercialise the CCS Technology in the Territory under the terms of the Commercial Business Development Agreement.

Collaborative Research Agreement means an agreement to be executed by HTC and the University of Regina under which the parties collaborate to further develop Intellectual Property and the granting of a comprehensive Intellectual Property license by the University of Regina to HTC in relation to the CCS Technology in the Territory.

Commercial Business Development Agreement means the agreement to be executed by HTC and the Company under which HTC will grant the Company an exclusive licence to commercialise the CCS Technology in the Territory.

Company means C02 Technologies Pty Ltd ACN 112 868 756.

Company Confidential Information means information which is confidential to:

(a) the Company or an Affiliate; or

(b) any third party to whom the Company or an Affiliate owes an obligation of confidence,

excluding such information which is in the public domain other than through a breach of this agreement.

Completion means completion of the sale and purchase of the Shares in accordance with clause 5 ("Completion") and **Complete** has a corresponding meaning.

Completion Date means seven days after the last Condition Precedent is satisfied or any other date agreed by HTC and EESTech.

Conditions Precedent means the conditions precedent set out in clause 4.

Confidential Information means all Information disclosed to the Receiving Party or any Affiliate of the Receiving Party, under or in connection with this agreement, including:

(a) information which, either orally or in writing, is designated or indicated as being the proprietary or confidential information of the Disclosing Party or any of its Affiliates; and

(b) information derived or produced partly or wholly from the Information including any calculation, conclusion, summary or computer modelling; and

(c) trade secrets or information which is capable of protection at law or equity as confidential information,

whether the Information was disclosed:

(d) orally, in writing or in electronic or machine readable form;

(e) before, on or after the date of this agreement;

(f) as a result of discussions between the parties concerning or arising out of the acquisition of the Shares; or

(g) by the Disclosing Party or any of its Affiliates or by any third person.

Constitution means the Company's constitution, as contained in Annexure B.

Control of a corporation includes the direct or indirect power to directly or indirectly:

(a) direct the management or polices of the corporation; or

(b) control the membership of the board of directors,

whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or otherwise.

Costs includes charges and expenses, including those incurred in connection with advisers.

Details means the section of this agreement headed "Details".

Disclosing Party means the party disclosing Confidential Information.

EESTech Shares means 10 million fully paid ordinary stock in the capital of EESTech issued pursuant to the *Securities Act of 1933* having an issue price of US$0.60 per share reflective of the agreed price based on the approximate trading price in effect at the time of negotiations and prices established through private placements during this period.

Encumbrance means any:

(a) security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power, title retention or flawed deposit arrangement; or

(b) right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off; or

(c) right that a person (other than the owner) has to remove something from land (known as a profit à pendre), easement, public right of way, restrictive or positive covenant, lease, or licence to use or occupy; or

(d) third party right or interest or any right arising as a consequence of the enforcement of a judgment,

or any agreement to create any of them or allow them to exist.

Equipment means all of the plant, equipment and other fixed assets which are owned, used, or in the possession or control of the Company.

Excluded Information means Confidential Information which:

(a) is in or becomes part of the public domain other than through breach of this agreement or an obligation of confidence owed to the Disclosing Party or any Affiliate of the Disclosing Party;

(b) the Receiving Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party or its Affiliates (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c) the Receiving Party acquires from a source other than the Disclosing Party or any Affiliate of the Disclosing Party where such source is entitled to disclose it.

Financial Statements means each of the:

(a) balance sheet of the Company and consolidated balance sheet of the Company as at the Last Balance Date;

(b) profit and loss statement of the Company and consolidated profit and loss statement of the Company for the year ending on the Last Balance Date; and

(c) statement of cash flows of the Company and consolidated statement of cash flows of the Company for the year ending on the Last Balance Date.

GST means a goods and services or similar tax imposed in Australia.

GST exclusive market value has the meaning it has in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

HTC's Exclusive Licence means the Licensing Agreement between HTC and the Company dated 24 November 2006 under which the Company grants HTC an exclusive license in respect of all of the Company's technology.

Incoming Directors means the persons nominated by EESTech to be directors of the Company from Completion.

Information means all information, regardless of its material form, relating to or developed in connection with:

(a) the business, technology or other affairs of the Disclosing Party or any Affiliate of the Disclosing Party; or

(b) any systems, technology, ideas, concepts, know-how, techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is marked "confidential" or is otherwise indicated to be subject to an obligation of confidence owned or used by or licensed to the Disclosing Party or an Affiliate of the Disclosing Party.

Input Tax Credit has the meaning it has in the GST Act.

A person is **Insolvent** if:

(a) it is (or states that it is) an insolvent under administration or insolvent; or

(b) it is in liquidation, in provisional liquidation, under administration or wound up or has had a liquidator, receiver or administrator appointed to its property; or

(c) it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement); or

(d) an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

(e) it is otherwise unable to pay its debts when they fall due; or

(f) something having a substantially similar effect to (a) to (e) happens in connection with that person under the law of any jurisdiction.

Intellectual Property Rights means all intellectual property rights including all current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, know-how, confidential information, patents, inventions and discoveries and all other intellectual property as defined in article 2 of the convention establishing the World Intellectual Property Organisation 1967 both in Australia and throughout the world and for the duration of such rights.

Key Personnel means those personnel identified in Schedule 5, together with any other personnel identified by EESTech from its due diligence investigations as being key personnel for the Company and its Business following Completion.

Last Accounts means:

(a) each of the Financial Statements;

(b) applicable notes to each of the Financial Statements required by the Accounting Standards; and

(c) any other information necessary to give a true and fair view of the financial position and performance of the Company and its consolidated entities.

copies of which are attached as Annexure A ("Last Accounts").

Last Balance Date means 30 June 2007.

Law includes:

(a) any law, regulation, authorisation, ruling, judgment, order or decree of any Authority; and

(b) any statute, regulation, proclamation, ordinance or by-law in Australia, Canada, the United States of America or any other jurisdiction.

Liability means any liability or obligation (whether actual, contingent or prospective), including for any Loss irrespective of when the acts, events or things giving rise to the liability occurred.

Licence means a statutory, municipal, contractual or other licence, consent, permission, permit, right or authority.

Licensed Intellectual Property means the Intellectual Property Rights licensed to the Company under the Commercial Business Development Agreement.

Loss means all damage, loss, cost and expense (including legal costs and expenses of whatsoever nature or description.

Material Adverse Change means any change, effect, event, occurrence, state of facts or development that could reasonably be expected to be materially adverse to the business, financial condition or results of operations or prospects of the Company or its business as contemplated by the parties following Completion.

Material Contract means a contract identified in Schedule 4.

Patents means:

(a) the registered patents and patent applications set out in Schedule 3 and the inventions the subject of those patents;

(b) any patents that result from the patent applications set out in Schedule 3 or may subsequently be obtained in respect of the inventions the subject of the patents and patent applications set out in Schedule 3;

(c) all patents and patent applications in all countries of the world that claim priority from any of the foregoing patents or patent applications; and

(d) all divisionals, renewals, continuations, continuations-in-part, re-issues and extensions, which may subsequently be obtained in respect of the inventions the subject of any of the foregoing patents or patent applications.

Plant and Equipment means all plant, equipment, motor vehicles, machinery, furniture, computer and communications hardware, fixtures and fittings as specified in Schedule 2.

Receiving Party means the recipient of Confidential Information.

Records means originals and copies, in any material form of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Company or its assets as at Completion and includes:

(a) minute books, statutory books and registers, books of account and copies of taxation returns;

(b) sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);

(c) all sales and purchasing records, contracts, designs and working papers;

(d) spreadsheets, financial models and other business, financial or technical tools, records and documents;

(e) all trading and financial records; and

(f) lists of all regular suppliers and customers.

Recovered Sum means any amount recovered by EESTech under clause 12.7.

Representative of a party includes an employee, agent, officer, director, auditor, adviser, partner, Associate, consultant, joint venturer or sub-contractor of that party.

Retiring Officers means the existing directors and officers of the Company, as identified in Schedule 1.

Securities means shares, debentures, stocks, bonds, notes, interests in a managed investment scheme, units, warrants, options, derivative instruments or any other securities.

Shares means the issued shares in the capital of the Company agreed to be sold under this agreement, as set out in Schedule 1.

Share Swap has the meaning given in the recitals in the Details page.

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Authority

and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above.

Tax Invoice has the meaning it has in the GST Act.

Tax Law means a Law with respect to or imposing any Tax.

Technology and Intellectual Property Contracts means the agreements under which the Company obtains the right to use Intellectual Property Rights from HTC under the Commercial Business Development Agreement.

Territory means the People's Republic of China, India and Asia Pacific (including Australia, New Zealand, Malaysia, Singapore, Brunei, Indonesia, Philippines, Thailand and Japan).

Trade Mark means logos, symbols, get up, trade marks, trade names, trade mark rights in any registered business names, services marks, brand names and similar rights, whether registered or unregistered, and all associated goodwill.

Warranties means the warranties and representations set out in Schedule 8 and **Warranty** has a corresponding meaning.

1.2 References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a) **(variations or replacements)** a document (including this agreement) includes any variation or replacement of it;

(b) **(clauses, annexures and schedules)** a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this agreement;

(c) **(reference to statutes)** a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d) **(singular includes plural)** the singular includes the plural and vice versa;

(e) **(person)** the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

(f) **(Australian dollars)** Australian dollars, A$ or AUD is a reference to the lawful currency of Australia;

(g) **(Canadian dollars)** Canadian dollars or CAN$ is a reference to the lawful currency of Canada;

(h) **(American dollars)** American dollars, US$ or USD is a reference to the lawful currency of the United States of America;

(i) **(calculation of time)** a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(j) **(reference to a day)** a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(k) **(accounting terms)** an accounting term is a reference to that term as it is used in accounting standards or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(l) **(time of day)** time is a reference to Brisbane time;

1.3 Next day

If an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day.

1.4 Next Business Day

If an event under this agreement must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

1.5 Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

1.6 Inconsistent agreements

This agreement supersedes any previous agreement regarding the Share Swap.

2 Sale and purchase of Shares

2.1 Sale and purchase

HTC agrees to sell the Shares to EESTech and EESTech agrees to buy the Shares from HTC, on the terms and conditions of this agreement.

2.2 Free from Encumbrance

The Shares must be transferred free from any Encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the date of this agreement.

3 Consideration

3.1 Share Swap

The consideration for the Shares is the issue by EESTech of the EESTech Shares.

3.2 Restricted securities

(a) EESTech represents that the EESTech Shares issued to HTC will be: i) duly issued and fully paid; and ii) will be issued pursuant to Section 4(2) of the Securities Act of 1933, (the "**Act**") as a transaction by an issuer not involving a public offering.

(b) HTC acknowledges that the EESTech Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. HTC is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of

securities issued in an exempt transaction subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the EESTech Shares, the availability of certain current public information about EESTech, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities of common stock being sold during any three-month period not exceeding specified limitations.

(c) In the event that HTC wishes to sell any of EESTech's securities in accordance with Rule 144, EESTech agrees to instruct its counsel, at EESTech's expense, to issue an opinion (a "**144 Opinion**") to the transfer agent of EESTech authorizing the transfer agent to transfer the securities sold pursuant to Rule 144. In the event that EESTech's counsel does not issue the 144 Opinion within 3 days after a request by HTC, then HTC shall have the right to employ counsel of its choosing to issue such 144 Opinion and EESTech agrees that it will instruct the transfer agent to accept such 144 Opinion from HTC's counsel. EESTech agrees to reimburse HTC for the cost of such 144 Opinion, not to exceed U.S. $500.

4 Conditions Precedent

4.1 Conditions Precedent

Completion is conditional on:

(a) **(Due diligence)**:

(i) completion by EESTech of a due diligence investigation of the Company, its Assets and Business (and of its parent company, HTC Technologies Corp., and its assets and business) and EESTech considering the results of that investigation satisfactory in its complete discretion; and

(ii) completion by HTC of a due diligence investigation of EESTech (and its subsidiaries) and HTC considering the results of that investigation satisfactory in its complete discretion;

(b) **(Assets and liabilities)** EESTech being satisfied in its complete discretion that the assets and liabilities of the Company as at the Completion Date are substantially and in all material respects as shown in Schedule 2;

(c) **(Execution of license agreements)** execution of the Commercial Business Development Agreement by HTC and the Company and execution of the Collaborative Research Agreement by HTC and the University, all in a form satisfactory to EESTech in its complete discretion;

(d) **(Termination of intellectual property agreements)** termination of HTC's Exclusive Licence in a form satisfactory to EESTech in its complete discretion.

(e) **(Intellectual property licence rights)** the Business Intellectual Property of the Company as at the Completion Date being as shown in Part 2 of Schedule 3;

(f) **(Material contracts)** the Material Contracts as at the Completion Date being as shown in Part 2 of Schedule 4 and EESTech being satisfied in its complete discretion with the form of those agreements and any material obligations or agreements which the Company or HTC have or intend entering into;

(g) **(Employees and Consultants)** EESTech entering into or amending existing employment and/or consultancy agreements with the Key Personnel, on terms satisfactory to EESTech in its complete discretion;

(h) **(Authorised Share Capital)** an increase in EESTech's authorised share capital to at least 70,000,000 shares in accordance with necessary regulatory and shareholder approval requirements; and

(i) **(Approvals)** both parties obtaining all necessary regulatory and shareholder approvals.

4.2 Reasonable endeavours

Each party must use its reasonable endeavours to obtain the satisfaction of the Conditions Precedent, including procuring performance by a third party. The parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms.

4.3 Waiver

If a Condition Precedent is expressed to be for the benefit of EESTech or HTC, the relevant party may at any time waive that Condition Precedent by notice given to the other party.

4.4 Termination of agreement by either party

The Conditions Precedent in clauses 4.1(h) and 4.1(i) are inserted for the benefit of EESTech and HTC and if:

(a) they are not satisfied by 30 November 2007 or any later date agreed by HTC and EESTech and have not been waived by HTC and EESTech; and

(b) the party who wishes to terminate this agreement has complied with clause 4.2, then this agreement may be terminated at any time before Completion by notice given by EESTech or HTC to the other of them.

4.5 Termination of agreement by EESTech

The Conditions Precedent in clauses 4.1(a)(i) and 4.1(b) - 4.1(g) are inserted for the benefit of EESTech and if:

(a) any of them are not fulfilled by 30 November 2007 or any later date agreed by HTC and EESTech; or

(b) any consent or approval required under any of them is not granted on terms acceptable to EESTech,

then, if EESTech has complied with clause 4.2 this agreement may be terminated at any time before Completion by notice given to HTC.

4.6 Termination of agreement by HTC

The Condition Precedent in clause 4.1(a)(ii) is inserted for the benefit of HTC and if:

(a) it is not fulfilled by 30 November 2007 or any later date agreed by HTC and EESTech; or

(b) any consent or approval required under it is not granted on terms acceptable to HTC,

then, if HTC has complied with clause 4.2 this agreement may be terminated at any time before Completion by notice given to EESTech.

4.7 EESTech's due diligence

The Condition Precedent in clause 4.1(a)(i) is to be taken as not having been satisfied unless EESTech delivers a notice to HTC on or before the date referred to in clause 4.5(a) stating that it considers the Condition Precedent to be satisfied. Delivery of such a notice does not affect EESTech's rights under the Warranties.

4.8 HTC's due diligence

The Condition Precedent in clause 4.1(a)(ii) is to be taken as not having been satisfied unless HTC delivers a notice to EESTech on or before the date referred to in clause 4.6(a) stating that it considers the Condition Precedent to be satisfied.

4.9 Effect of termination

If this agreement is terminated under clauses 4.4, 4.5 or 4.6 then, in addition to any other rights, powers or remedies provided by law:

(a) each party is released from its obligations under this agreement other than in relation to clauses 14 and 20.1;

(b) each party retains the rights it has against any other party in connection with any breach or Claim that has arisen before termination; and

(c) EESTech must return to HTC any Records given to it under clause 8.

5 Completion

5.1 Time and place of Completion

Completion will take place at 2:00pm on the Completion Date at the offices of Mallesons Stephen Jaques, Solicitors, Brisbane or any other time and place agreed between HTC and EESTech.

5.2 Obligations

On Completion, HTC will give to EESTech:

(a) **(transfers and Share certificates)** duly executed transfers in favour of EESTech (or as it may direct) of all the Shares, the share certificates for the Shares and any consents which EESTech reasonably requires to obtain registration of those transfers;

(b) **(Records and common seal)** the Records and the common seal (if any) of the Company;

(c) **(bank authority)** duly completed bank authorities directed to the bankers of the Company authorising the operation of each of its bank accounts by nominees of EESTech and terminating the authority of each of the present signatories;

(d) **(resignations)** written resignations of the Retiring Officers acknowledging that:

(i) they have no Claim for fees, entitlements, salary or compensation for loss of office or otherwise against the Company; and

(ii) there is no agreement, arrangement or understanding under which the Company has, or could have, any obligation to them;

(e) **(directors resolution of the Company)** a certified copy of a resolution of directors of the Company resolving that:

(i) subject to the payment of stamp duty (if any), the transfer of the Shares will be registered; and

(ii) subject to the Constitution and subject to them consenting to act, each of the Incoming Directors be appointed to the board of directors of the Company, and the resignation of the Retiring Officers be accepted, all with effect from Completion, but so that a properly constituted board of directors is in existence at all times;

(f) **(release of guarantees)** evidence satisfactory to EESTech that the Company has been released from any guarantee, indemnity or similar obligation which it has given for the benefit of HTC or any Affiliate of HTC; and

(g) **(share application)** an application for the EESTech Shares, duly completed and executed by HTC, in the form set out in schedule 7.

5.3 Payment on Completion

On Completion EESTech will do the following:

(a) **(certified copy of a resolution)** give to HTC a certified copy of a resolution of the board of directors of EESTech authorising the acquisition of the Company and the issuance of the EESTech Shares to HTC pursuant to this agreement;

(b) **(certified copy of a resolution of shareholders)** if approval of EESTech's shareholders to the acquisition of the Company and the issuance of the EESTech Shares to HTC pursuant to this agreement is

required by applicable law, give to HTC a certified copy of a resolution of the shareholders granting such approval; and

(c) **(issue of shares)** issue the EESTech Shares in accordance with clause 6.1 together with a share certificate indicating HTC as the registered shareholder of the EESTech Shares.

5.4 Simultaneous actions at Completion

In respect of Completion:

(a) the obligations of the parties under this agreement are interdependent; and

(b) unless otherwise stated, all actions required to be performed by a party at Completion are taken to have occurred simultaneously on the Completion Date.

6 Issue of the EESTech Shares

6.1 Issue on Completion

At Completion, EESTech will:

(a) issue the EESTech Shares to HTC;

(b) register HTC as the holder of the EESTech Shares; and

(c) issue share certificates in respect of the EESTech Shares.

6.2 Consideration does not include value-added tax

The consideration specified in this agreement does not include any amount for GST or any other value-added tax.

6.3 Recovery of value-added tax

If a supply under this agreement is subject to GST or any other value-added tax, the recipient must pay to the supplier an additional amount equal to the Amount of the Consideration multiplied by the applicable GST or other value-added tax rate.

6.4 Time of payment

The additional amount is payable at the same time as the consideration for the supply is payable or is to be provided. However, the additional amount need not be paid until the supplier gives the recipient a Tax Invoice.

6.5 Adjustment of additional amount

If the additional amount differs from the amount of GST or other value-added tax payable by the supplier, the parties must adjust the additional amount accordingly.

6.6 Reimbursement

If a party is entitled to be reimbursed or indemnified under this agreement, the amount to be reimbursed or indemnified does not include any amount for GST or other value-added tax for which the party is entitled to an Input Tax Credit.

7 Conduct of business pending Completion

7.1 Conduct of business

HTC will ensure that (except as disclosed in writing by HTC and agreed to in writing by EESTech) from the date of this agreement until the Completion Date, the Company:

(a) **(consultation)** will regularly consult with EESTech on the manner of conduct of its business;

(b) **(preserve goodwill)** will use reasonable endeavours to preserve the goodwill of its business;

(c) **(operation of business)** will operate its business in accordance with its usual business practices;

(d) **(Asset disposal)** will not acquire any asset for a consideration of more than US$5,000 or dispose of any asset valued at US$5,000 or more;

(e) **(no Encumbrances)** will not encumber any assets;

(f) **(notify Claims, etc)** will promptly notify EESTech of any action or material adverse change which may occur, be threatened, brought, asserted or commenced against it, its officers or directors, involving its business or assets or those assets (including intellectual property) to be transferred to it prior to Completion;

(g) **(Material Contracts)** will not enter into, or amend in a material respect, or terminate, any Material Contract, or enter into (or make any binding offer to enter into) any other obligation which is not in the ordinary course of business;

(h) **(employment contracts)** will not enter into any employment contract;

(i) **(business relationships)** will use its reasonable efforts to preserve intact its current business relationships;

(j) **(Tax matters)** will not make any Tax election or settle or compromise any income tax liability, unless that election, settlement or compromise is required by law and is supported by an opinion of counsel, or is in the ordinary course of business and is consistent with past practices;

(k) **(accounting practices)** will not make any change in the accounting methods, principles or practices used by it at the Last Balance Date;

(l) **(no forgiveness of debt)** will not cancel (or enter into any arrangement to cancel) any indebtedness for money owed to it, or waive any claim or right;

(m) **(no lease of assets)** will not lease, licence or otherwise dispose of any of its assets, except in the ordinary course of business consistent with past practices and at fair value;

(n) **(no settlement of Claims)** will not settle any Claim, Action or proceeding;

(o) **(capital expenditure)** will not make any capital expenditure in excess of US$5,000 in aggregate;

(p) **(financings)** will not raise any new financial accommodation (but this does not prevent the use of existing facilities, in the ordinary course of business);

(q) **(corporate actions)** will not:

   (i) increase, reduce or otherwise alter its share capital or grant any options for the issue of shares or other securities;

   (ii) declare or pay a dividend;

   (iii) make a distribution or revaluation of assets; or

   (iv) buy back or make any offer to buy back its Shares;

(r) **(Plant and Equipment)** will maintain its assets in accordance with good business practice;

(s) **(abnormal or unusual transactions)** will not enter into any abnormal or unusual transaction which relates to or adversely affects its business;

(t) **(new contracts)** will not enter into any contract involving total expenditure in excess of US$5,000;

(u) **(trade creditors)** will not allow the total amount owing to trade creditors to exceed the monthly average for the previous 6 months;

(v) **(intellectual property)** will not grant any licence, assignment or other right or interest in respect of intellectual property, other than as expressly provided or contemplated by this agreement; and

(w) **(information)** will not disclose information, which is owned or used by the Company or any Affiliate in relation to the Business or Assets, to any third party other than in the ordinary course of business and then only provided it is made subject to appropriate confidentiality requirements.

7.2 Collaborative Research Agreement

From the date of this agreement until the Completion Date, HTC will regularly consult with EESTech in relation to its negotiations with the University of Regina with respect to the terms of the Collaborative Research Agreement.

8 Access to Business Premises and Records

8.1 Full and free access

(a) HTC agrees to allow EESTech and its representatives full and free access to the Business Premises and Records of the Company on reasonable notice and at all reasonable times before the Completion Date, to enable EESTech to become familiar with the affairs of the Company, its Assets and the Business, to investigate the accuracy of the Warranties and to conduct the due diligence investigation referred to in clause 4.1(a)(i).

(b) EESTech agrees to allow HTC and its representatives full and free access to EESTech's business premises and records on reasonable notice and at all reasonable times before the Completion Date, to enable HTC to become familiar with its affairs and its assets and business and to conduct the due diligence investigation referred to in clause 4.1(a)(ii).

EESTech agrees not to copy or remove any of the Records before Completion. Clause 14 applies in respect of the information made available to EESTech under this clause 8.1.

8.2 Information, assistance and facilities

Each party must provide any information, assistance and facilities that the other party reasonably requires for the purposes set out in clause 8.1.

9 Commercialisation of CCS Technology

9.1 Integration agreement

The parties will endeavour to promptly negotiate and agree the terms of an agreement for the integration of technical and marketing aspects of the CCS Technology with EESTech's HCGT Technology following signing of this agreement (**"Integration Agreement"**).

9.2 Marketing

(a) EESTech agrees to seek to actively market and commercialise the CCS Technology in the Territory following Completion.

(b) If:

(i) EESTech, its Affiliates or any joint venture (including any entity established for the purpose of EESTech's joint venture with CTL Huanneng Limited or its Affiliates) have not entered into a legally binding power purchase or other agreement involving the application or use of the CCS Technology within 18 months of the Completion Date; or

(ii) EESTech has not otherwise achieved those milestones specified in the Commercial Business Development Agreement with respect to the commercialisation of the CCS Technology in the Territory within 18 months of the Completion Date,

then EESTech shall grant HTC or its nominee a non-exclusive licence to exploit and commercialise the CCS Technology in the Territory and otherwise on mutually agreed terms.

10 Employees and consultants

10.1 Arrangements to be negotiated

HTC and EESTech shall endeavour to agree employment and consultancy arrangements with respect to the individuals identified in Schedule 5 as soon as reasonably possible following execution of this agreement.

10.2 Indemnity

HTC indemnifies EESTech with respect to all Liabilities incurred by EESTech with respect to any Claim made by any Key Personnel in connection with their employment or engagement by HTC, its Affiliates or any other party before the Completion Date.

11 Warranties, representations and indemnities

11.1 Accuracy

Each party represents and warrants to the other that each Warranty made by it is correct and not misleading on the date of this agreement and will be correct and not misleading on the Completion Date, as if made on and as at each of those dates.

11.2 Separate Warranties

Each Warranty given by a party is to be treated as a separate representation and warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.

11.3 Indemnity

Each party indemnifies the other against all Loss arising directly or indirectly from or incurred in connection with any incorrect or misleading Warranty made by it.

11.4 No extinguishment

The Warranties are not extinguished or affected by any investigation made by or on behalf of EESTech into the affairs of the Company or any of its Affiliates or by any other event or matter.

11.5 Breach on or before Completion

If any Warranty is found to have been incorrect or misleading when made on or before the Completion Date then the party to whom the Warranty is made may, by notice to the other, terminate this agreement without prejudice to any other remedy available to it. If this agreement is so terminated then clause 4.9 applies with the necessary changes.

12 Limitations of Liability

12.1 Notice of Claims

If either party becomes aware of any matter or circumstance that may give rise to a Claim against the other party under the Warranties, then:

(a) the non-defaulting party must give notice of the Claim to the defaulting party within a reasonable time of becoming aware of the Claim; and

(b) the notice must contain:

(i) the facts, matters or circumstances that may give rise to the Claim;

(ii) if it is alleged that the facts, matters or circumstances referred to in sub-clause (i) constitute a breach of a Warranty, the basis for that allegation; and

(iii) an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the facts, matters or circumstances that may give rise to the Claim.

12.2 Third party Claims

If the matter or circumstance that may give rise to a Claim against HTC under the Warranties is a result of or in connection with a Claim by or liability to a third party then:

(a) EESTech must give notice of the Claim to HTC promptly after becoming aware of the Claim; and

(b) the notice must contain:

(i) the facts, matters or circumstances that may give rise to the Claim;

(ii) if it is alleged that the facts, matters or circumstances referred to in sub-clause (i) constitute a breach of a Warranty the basis for that allegation; and

(iii) an estimate of the amount of the Loss, if any, arising out of or resulting from the Claim or the facts, matters or circumstances that may give rise to the Claim, and

(c) at the expense and direction of HTC, EESTech must either;

(i) take such action (including legal proceedings or making claims under any insurance policies) as HTC may reasonably require to avoid, dispute, resist, defend, appeal, compromise or mitigate the Claim; or

(ii) offer HTC the option to assume defence of the Claim; and

(d) EESTech must not settle, make any admission of Liability, compromise any Claim, or any matter which gives or may give rise to a Claim, without the prior consent of HTC.

12.3 HTC to consider Claims

HTC must notify EESTech within 14 Business Days of receipt of a notice of a Claim under clause 12.1 or clause 12.2 indicating whether it admits or denies the Claim (in whole or in part) (or, in the case of third party Claims, whether it exercises the option in clause 12.2(c)(ii).

12.4 HTC to defend Claim

If HTC exercises the option in clause 12.2(c)(ii), then:

(a) HTC agrees to regularly consult with EESTech in relation to the Claim and provide copies of all court documents and inter party correspondence relating to the Claim;

(b) EESTech agrees to co-operate with HTC and do all things reasonably requested by HTC in respect of the Claim at HTC's expense;

(c) HTC agrees, at its own expense, to defend the Claim and indemnify EESTech against all Loss arising from, or incurred in connection with the defence of the Claim;

(d) HTC may settle or compromise the Claim with the consent of EESTech, such consent not to be unreasonably withheld; and

(e) HTC agrees to consult with EESTech in relation to the conduct of the Claim and not take or persist in any course that might reasonably be regarded as harmful to the goodwill, reputation, affairs or operation of EESTech or the Company.

12.5 HTC's response

If HTC does not notify EESTech within the period specified in clause 12.3, it is taken to have admitted the Claim in full and the option contained in the clause 12.2(c)(ii) shall have expired.

12.6 HTC not liable

HTC is not liable to EESTech (or any person deriving title from EESTech) for any Claim under or in relation to or arising out of this agreement:

(a) to the extent that provision has been made for any fact, matter or circumstance giving rise to a Claim in the Last Accounts;

(b) to the extent that the Claim arises or is increased as a result only of an increase in the rates, method of calculation or scope of taxation after Completion; or

(c) to the extent that the Claim arises or is increased as a result only of any change in Accounting Standards after Completion.

12.7 Recovery

Where EESTech is or may be entitled to recover from some other person any sum in respect of any matter or event which could give rise to a Claim, EESTech must:

(a) use its reasonable endeavours to recover that sum before making the Claim;

(b) keep HTC informed of the conduct of such recovery; and

(c) reduce the amount of the Claim by the amount of the Recovered Sum.

If the recovery is delayed until after the Claim has been paid by HTC to EESTech, the Recovered Sum must be paid to HTC after deduction by EESTech of all reasonable costs and expenses of the recovery.

13 Default

13.1 Failure by a party to Complete

If a party does not Complete, other than as a result of default by the other party, the non-defaulting party may give the defaulting party notice requiring it to Complete within 14 days of receipt of the notice.

13.2 Specific performance or termination

If the defaulting party does not Complete within the period specified in clause 13.1 the non-defaulting party may choose either to proceed for specific performance or terminate this agreement. In either case, the non-defaulting party may seek damages for the default.

13.3 Termination of agreement

If this agreement is terminated then clause 4.9 will apply with the necessary changes. A termination of this agreement under this clause will not affect any other rights the parties have against one another at law or in equity.

14 Confidential Information and privacy

14.1 Confidential Information

Subject to clause 14.6, no Confidential Information may be disclosed by the Receiving Party to any person except:

(a) to Representatives of the Receiving Party or its Related Entities requiring the information for the purposes of this agreement; or

(b) with the consent of the Disclosing Party; or

(c) if the Receiving Party is required to do so by law, a stock exchange or any regulatory authority; or

(d) if the Receiving Party is required to do so in connection with legal proceedings relating to this agreement.

14.2 Disclosure of Confidential Information

If the Receiving Party discloses Confidential Information under clause 14.1(a) or (b), the Receiving Party must use its reasonable endeavours to ensure that

recipients of the Confidential Information do not disclose the Confidential Information except in the circumstances permitted in clause 14.1.

14.3 Use of Confidential Information

The Receiving Party must not use any Confidential Information, except for the purpose of performing its obligations under this agreement or as otherwise required by operation of law.

14.4 EESTech not to use HTC's Confidential Information if purchase does not proceed

If for any reason EESTech does not proceed with the purchase of the Shares, in addition to its obligations under clause 4.9(c), EESTech may not disclose or use any Confidential Information disclosed to it or its Affiliates in connection with this agreement.

14.5 Excluded Information

Clauses 14.1, 14.2, 14.3 and 14.4 do not apply to the Excluded Information.

14.6 Delivery of materials

At any time before the Completion Date the Receiving Party must, on the request of the Disclosing Party, immediately deliver to the Disclosing Party or otherwise destroy all documents or other materials containing or referring to Confidential Information which are:

(a) in the Receiving Party's possession, power or control; or

(b) in the possession, power or control of persons who have received Confidential Information under this agreement.

14.7 Use and disclosure of information which is confidential to the Company from Completion

On and from the Completion Date, all information which is confidential to the Company will be deemed to be the confidential information of EESTech for the purposes of this clause 14. The provisions of this agreement will then apply to such information as though that information was disclosed by EESTech to HTC under or in connection with this agreement. Such information will not be taken to be Excluded Information only because it was known to HTC immediately prior to Completion.

14.8 HTC's protection of Confidential Information in relation to the Intellectual Property listed in Schedule 3

On and from the Completion Date, HTC must:

(a) ensure that all Confidential Information in relation to the Intellectual Property listed in Schedule 3 remains confidential, unless and until a patent application is filed in respect of such Confidential Information; and

(b) consult with EESTech prior to filing any patent applications that include any such Confidential Information.

15 Announcements

15.1 Public announcements

Subject to clause 15.2, no party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this agreement unless it has first obtained the written consent of the other parties which consent is not to be unreasonably withheld or delayed.

15.2 Public announcements required by Law

Clause 15.1 does not apply to a public announcement, communication or circular required by Law or a regulation of a stock exchange, if the party required to make or send it has:

(a) provided the other party with sufficient notice to enable it to seek a protective order or other remedy; and

(b) provided all assistance and co-operation that the other party considers necessary to prevent or minimise that disclosure.

16 Costs and stamp duty

16.1 Legal costs

HTC and EESTech agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this agreement and of other related documentation, except for stamp duty.

16.2 Stamp duty

(a) EESTech agrees to pay all stamp duty (including fines and penalties) chargeable, payable or assessed in relation to the transfer of the Shares.

(b) HTC agrees to pay all stamp duty (including fines and penalties) chargeable, payable or assessed in relation to the issue of the EESTech Shares.

17 Notices and other communications

17.1 Form - all communications

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be:

(a) in writing;

(b) signed by the sender (if an individual) or an Authorised Officer of the sender; and

(c) marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

17.2 Form - communications sent by email

Communications sent by email need not be marked for attention in the way stated in clause 17.1. However, the email must state the first and last name of the sender and communications sent by email are taken to be signed by the named sender.

17.3 Delivery

Communications must be:

(a) left at the address set out or referred to in the Details;

(b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c) sent by fax to the fax number set out or referred to in the Details;

(d) sent by email to the address set out or referred to in the Details; or

(e) given in any other way permitted by law.

However, if the intended recipient has notified a changed address, fax number or email address, then communications must be to that address, fax number or email address.

17.4 When effective

Communications take effect from the time they are received or taken to be received under clause 17.5 (whichever happens first) unless a later time is specified.

17.5 When taken to be received

Communications are taken to be received:

(a) if sent by post, three days after posting (or ten days after posting if sent from one country to another); or

(b) if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent; or

(c) if sent by email;

(i) when the sender receives an automated message confirming delivery; or

(ii) four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

17.6 Receipt outside business hours

Despite clauses 17.4 and 17.5, if communications are received or taken to be received under clause 17.5 after 5.00pm in the place of receipt or on a non-

Business Day, they are taken to be received at 9.00am on the next Business Day and take effect from that time unless a later time is specified.

18 Assignment

18.1 No assignment

Subject to clause 18.2, no party may assign or otherwise deal with its rights under this agreement or allow any interest in them to arise or be varied, in each case without the consent of the other party, which consent must not be unreasonably withheld or delayed.

19 Miscellaneous

19.1 Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

19.2 Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later, unless otherwise stated herein.

19.3 No liability for loss

A party is not liable for any loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this agreement.

19.4 Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

19.5 Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

19.6 Rights and obligations are unaffected

Rights given to the parties under this agreement and the parties' liabilities under it are not affected by anything which might otherwise affect them by Law.

19.7 Variation and waiver

A provision of this agreement or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

19.8 No merger

The Warranties, undertakings and indemnities in this agreement do not merge and are not extinguished on Completion and will survive after Completion.

19.9 Indemnities

Subject to this agreement the indemnities in this agreement are continuing obligations, independent from the other obligations of HTC under this agreement and continue after this agreement ends for a period of four (4) years from the Completion Date. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

19.10 Further steps

Each party agrees, at its own expense, to do anything the other party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) as may be necessary or desirable to give full effect to the provisions of this agreement and the transactions contemplated by it.

19.11 Entire agreement

This agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter, written or oral. Except as specifically set out in this agreement, there are no representations, warranties, conditions or other agreements or acknowledgements, whether direct or collateral, express or implied, written or oral, statutory or otherwise, that form part of or affect this agreement. No reliance is placed on any representation, warranty, opinion, advice or assertion of fact made either prior to, concurrently with, or after entering into, this agreement, by any party to this agreement, or its representatives, to any other party or its representatives, except to the extent the representation, warranty, opinion, advice or assertion of fact has been reduced to writing and included in this agreement.

19.12 Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

19.13 Severability

If the whole of any part of a provision of this agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this agreement or is contrary to public policy.

19.14 Counterparts

This agreement may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

19.15 Knowledge and belief

Any statement made by a party on the basis of its knowledge, information, belief or awareness, is made on the basis that the party has, in order to establish that the statement is accurate and not misleading in any material respect, made all reasonable enquiries of its officers, managers and employees who could reasonably be expected to have information relevant to matters to which the statement relates.

20 Governing Law

20.1 Governing Law

This agreement is governed by the Law in force in the place specified in the Details. Each party submits to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as an agreement

Share Swap Agreement

Schedule 1 - Shares and details of the Company

C02 Technologies Pty Ltd	
Type of company	Proprietary limited
Registered office	Level 2, 410 Church Street, North Parramatta, NSW 2151
ACN	112 868 756
Place of incorporation	Australia
Shareholders as at date of agreement	HTC - 200,000 Class A fully paid shares and 2,000 Class E fully paid preferred shares
Directors as at date of agreement Officers as at date of agreement	Lionel Kambeitz, Jeffrey Allison and John Hanson Lionel Kambeitz – Chairman &CEO Jeffrey Allison - CFO
Secretary as at date of agreement	N/A
Issued capital as at date of agreement	200,000 Class A fully paid shares and 2,000 Class E fully paid preferred shares held by HTC All of the issued capital of the Company is to be sold to EESTech pursuant to this agreement.
Issued capital as at Completion	200,000 Class A fully paid shares and 2,000 Class E fully paid preferred shares held by EESTech
Bank account signatories	John Hanson
Auditor	Does not have an Auditor

Schedule 2 - Assets and liabilities

Assets and liabilities as at Completion

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Pro Forma Balance Sheet As At 31 August 2007

Current Assets	
Cash assets	$5,062.61
Total Current Assets	5,062.61
Non-Current Assets	
Property, plant and equipment (note 1)	421.36
Other (note 2)	489.60
Total Non-Current Assets	910.96
Total Assets	5,973.57
Current Liabilities	
Payables	—
Total Current Liabilities	—
Total Liabilities	—
Net Assets	$5,973.57
Equity	
Issued capital	$9,980.00
Retained profits / (Accumulated losses)	(4,006.43)
Total Equity	$5,973.57

See accompanying notes to the Pro Forma Balance Sheet

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Notes to the Pro Forma Balance Sheet
As At August 31, 2007

Summary of significant assumptions:

The Pro Forma Balance sheet of CO2 Technologies Pty Limited has been prepared by the management on a Pro Forma basis as at August 31, 2007 based on information available to management.

The Pro Forma Balance Sheet has been prepared to depict the projected balance sheet of the CO2 Technologies Pty Limited Company as if it had been acquired at that date and indicate that there has been no material changes in operations since the June 30, 2007 statements and are no material changes contemplated as a result of the change in control of the Company other than regular operations.

No provision has been made in the Pro Forma Balance sheet for any depreciation of Property and equipment (note 1) or amortisation of other assets (note 2) since June 30, 2007.

Summary of Significant Accounting Policies

The financial report has been prepared on an accrual basis and is based on historic costs and does not take into account changing money values, or except where specifically stated, current valuations of non-current assets.

The following specific accounting policies, are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this financial report:

(a) Property, Plant and Equipment

Property, plant and equipment are carried at cost, independent or directors' valuation. All assets, excluding freehold land and buildings, are depreciated over their useful lives to the company.

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756
Notes to the Pro Forma Balance Sheet continued
As At August 31, 2007

Note 1 Property, Plant and Equipment

Plant and equipment:	
- At cost	726.36
- Less: Accumulated depreciation	(305.00)
	421.36

Note 2 Other Assets

Non Current

Preliminary expenses	816.00
Less: accumulated amortisation	(326.40)
	489.60

Contributed Capital

200,000 A Class shares of $0.01 each	
2,000 E Class shares of $3.99 each	9,980.00

Ordinary shares participate in dividends and the proceeds on winding up of the company in proportion to the number of shares held.

At shareholders meetings each ordinary share is entitled to one vote when a poll is called, otherwise each shareholder has one vote on a show of hands.

Share Swap Agreement

Schedule 3 - Intellectual property

Part 1 - Existing IP rights owned by CO2 Technologies Pty Ltd

Description	Details
Business names	Nil
Trade marks	Nil
Registered patents and patent applications	Nil
Registered designs and design applications	Nil
Copyright material (excluding proprietary software)	Nil
Proprietary software	Nil
Third party Computer Software licences	Nil
Other Technology and Intellectual Property Contracts	Nil

Part 2 - IP as at Completion

Part 2A - IP owned or licensed by CO2 Technologies Pty Ltd

Description	Details
Intellectual Property owned by CO2 Technologies Pty Ltd	Nil
Intellectual Property licensed to CO2 Technologies Pty Ltd	Under the Commercial Business Development Agreement, HTC and Performance will grant the Company an exclusive license to commercialise all existing and future Intellectual Property in relation to the CCS Technology owned or licensed by HTC and Performance in the Territory. The Intellectual Property in relation to the CCS Technology owned by HTC and Performance means the trade marks, copyright material and other technology set out in the table below. Intellectual Property licensed by HTC in relation to the CCS Technology means Intellectual Property rights obtained under the

Description	Details
	following agreements (as detailed in the table below): Co-Sponsorship Agreement between the University of Regina, HTC and various others dated 9 November 2001; Sponsors Agreement (Phase 2) between the University of Regina and HTC dated 18 July 2005; and The Collaborative Research Agreement to be executed by the University of Regina and HTC.

Part 2B - Existing IP owned or licensed by HTC and Performance (which will be exclusively licensed to CO2 Technologies Pty Ltd under the Commercial Business Development Agreement)

Description	Details
Trade marks	HTC owns the following common law trademarks in the Territory: • "Pure Alpha"; • "CO2 Kinetics Boss"; • "Purestream"; • "MCC Network"; • "Carbon Vault"; • "Pure Flue Gas"; • "Team CO2"; • "Performance Solvents"; • "EOR Max"; • "GCAC"; • "CO2 Supply"; • "HTC Purenergy"; • "CCS Purenergy"; • "CCS FEEDengine"; and • "CCS Purenergy 1000". For a description of the technologies and products these common law trade marks are used in respect of, see the description of these technologies and products below.

Registered patents and patent applications:	In accordance with the Collaborative Research Agreement to be executed by the University of Regina and HTC, the University of Regina will grant HTC an exclusive licence to commercialise the following Patents: • "Methods & Apparatus For Recovering A Gaseous Component From An Incoming Gas Stream" supported by the United States provisional patent application 60/940,529, filed May 29, 2007; and • "Method For Capturing Carbon Dioxide from Gas Streams" supported by the United States provisional patent applications Nos. 60/823,313 and 60/893,926 filed Aug. 23, 2006 and March 9th 2007 respectively (as developed at the Process Systems Laboratory, Faculty of Engineering, University of Regina by inventors: Paitoon Tontiwachwuthikul; Raphael Idem; and Don Gelowitz.
Copyright material (excluding proprietary software)	All copyright material owned or licensed by HTC in relation to CCS Technology in the Territory. HTC owns all copyright in any plans, specifications, databases, patterns, manuals, notes, diagrams and other material in relation to the CCS Technology it owns in the Territory, including copyright in the "Trade marks" and "Other technology" listed in this table.
Other technology currently protected by Confidential Information	HTC owns all Intellectual Property in the following technologies (see descriptions in the table below): • Pure Alpha • CO2 Kinetics Boss • Pure Flue Gas • Purestream CO2 • MCC Network • Carbon Vault • EOR Max • Global Carbon Audit Centre (GCAC) • Pre flue Conditioning • CCS Purenergy 1000 • Customised chemical solvent formulations • Performance Solvents • CCS FEED engine

	Performance owns all Intellectual Property in the following technologies (see descriptions in the table below): • Process design of Cogen • Micro Food Grade CO2 Production • CO2 Designer solvents HTC has licensed Intellectual Property in relation to the CCS Technology under the following agreements: • Co-Sponsorship Agreement between the University of Regina, HTC and various others dated 9 November 2001. • Sponsors Agreement (Phase 2) between the University of Regina and HTC dated 18 July 2005. • The Collaborative Research Agreement to be executed by the University of Regina and HTC. HTC has a non-exclusive licence from the University of Regina to access and use all of the performance and test data that the University of Regina has generated and compiled in relation to the CCS Technology under the Co-Sponsorship Agreement and the Sponsors Agreement (Phase 2).
Registered designs and design applications	Nil
Business names	Nil
Proprietary software	Nil
Third party Computer Software licences	Nil

Description of Technology owned by HTC and Performance

#	Title	Ownership	Development Derivatives	Description	Notes
1	Pure Alpha	HTC	HTC	Configuration and balancing of plant processes that minimise the impact on the primary process when integrating CO_2 Capture. Formulation of water and steam balancing, electrical loadings and other variables that integrate/interface with the primary plant, including projections on energy penalties and offsets as the size and volume of CO_2 capture is adjusted for peak load variations and the scaling of CO_2 processing from a entry level phase to larger scale capture.	CCS FEEDengine Key System Input parameter
2	CO2 Kinetics Boss	HTC	HTC	The CO_2 Modelling, Design and Simulation Process formulates flow rates, material and heat balances as well as system loadings providing system capacity and tolerances across different plant configurations.	CCS FEEDengine Key System Input parameter - HTC has been advised by its patent agents that the cylindrical CO_2 simulation model will qualify for patent.
3	Pure Flue Gas	HTC	HTC	Managing the configuration of the flue gas volumes to meet the clean up targets required for the project, where integration of flue gas temperatures, pressure and concentrations interface with the CO_2 Separation process system.	CCS FEEDengine Key System Input parameter
4	Purestream CO2	HTC	HTC	Performance analysis and development of packing configurations in the columns to quantify flow streams, circulation ratios and mass transfer rates of CO_2 from the gaseous to liquid state, and release from the solvent. Providing specifications for the sizing and engineering of the columns and their internal packings.	CCS FEEDengine Key System Input parameter. Lower cost profile condensed packings are being developed with the intent of a new proprietary patentable product.
5	MCC Network	HTC	HTC UofR	Monitor, Command. Control Infrastructure. Implementation of process control/instrumentation and data acquisition systems for a CO_2 capture plant that can be remotely monitored; ensures the	Managed Services IP facilitated through the Green House Gas Technology Centre

#	Title	Ownership	Development Derivatives	Description	Notes
				plant is operating within design guidelines and the collection of data enables performance benchmarking and ongoing optimisation of the overall working capacity.	Command Station
6	Carbon Vault	HTC	HTC	Carbon Sequestration. For the injection of CO_2 into saline aquifers, unmineable coal beds or retired oil fields; analysis of the geological structures and suitability for storage is provided. Sequestered CO_2 migration patterns are projected, as is the provision of methodologies for injection and costings.	Geo Sequestration CO_2 modelling facilitating disposal of captured CO_2
7	EOR Max	HTC	HTC	Co2 Enhanced Oil Recovery. Provision of end to end solutions for CO_2 capture and storage through injection of CO_2 into oil fields requiring improved oil viscosity and miscibility production enhancements.	The productive modelling and E.O.R. conformance predictions identify high value E.O.R. oil field targets
8	Global Carbon Audit Centre (GCAC)	HTC	HTC	Development in conjunction with our capture and storage processes to validate the carbon being stored at each site. GCAC objectives are the issuance of regulatory approved Carbon Credit "On-Market" Certificates from applicable qualifying jurisdictions.	Protocol development, risk assessment modelling required for Carbon Storage verification for credit offsets, abatements or trading.
9	Pre flue Conditioning	HTC	HTC	Determining and engineering flue gas pre treatment requirements to offset solvent degradation, slagging, mass transfer inefficiencies, excessive maintenance loadings and acetic contamination, in order to meet solvent and process tolerances for the size of the Capture system being deployed.	CCS FEEDengine Key Stem Input parameter
10	CCS Purenergy 1000	HTC	HTC	Pre Engineered, OEM, modular CO_2 capture system providing 99% CO_2 purity that can be retrofitted to industrial processes.	Utilization of the CCS FEEDengine Optimized the Industrial Design of this system. Patentable industrial system.
11	Process	HTC/	Performance	Developmental configuration of Cogen plant for the stand-alone supply of	Synergistic with EESTech's HCGT

#	Title	Ownership	Development Derivatives	Description	Notes
	design of Cogen	Performance		steam and electricity to provide the energy inputs for the CO_2 capture process.	system approach.
12	Micro Food Grade CO_2 Prodn	HTC/ Performance	Performance	Formulation of small scale CO_2 production for food and beverage industry.	Not a market that HTC holds interest for at this time. Engineering concepts from this process were adopted in development of the CCS Purenergy 1000.
13	CO_2 Designer solvents	HTC/ Performance	Performance	Mixed solvent formulations providing resilience to degradation, evaporation while reducing corrosiveness of solvents when loaded with CO_2.	Provided foundations for development of a more resilient solvent beyond the standard monoethanolamines that were being used.
14	Customised chemical solvent formulations	HTC	HTC UofR	Formulation of solvent profiles to meet the characteristics of the flue gas being treated and the energy requirements to absorb and de-sorb CO_2 to meet the capture targets the project requires.	CCS FEEDengine Key Design Input
15	Performance Solvents	HTC	HTC UofR	Advanced designer solvents and liquid absorbents that minimise the energy penalties in the de-sorption process while improving the mass transfer and circulation ratios that meet the required capture targets of the flue gas being treated. These include the RS-1 Solvent and the soon to be released and patented Regina AA solvent.	CCS FEEDengine Key Design Input -
16	CCS FEED engine	HTC	HTC	HTC's proprietary "process integration and Front End Engineering Design (FEED) Engine" that delivers customized precision designed solutions for optimized carbon capture systems.	Proprietary Multi Input Integration and Engineering Specification System. HTC has been advised that this is patentable.

#	Title	Ownership	Development Derivatives	Description	Notes
				Consolidating all input parameters to provide the specifications of a capture system to meet the requirements of a specific project.	

Share Swap Agreement

Part 2C - List of Persons with knowledge of Confidential Information in the technologies listed in Part 2B

	Individuals
1	Koorosh Asghari
2	Jeffrey Allison
3	Don Saelhof
4	Kumar Prashant
5	Victor Thomas
6	Daoyong Yang
7	Charity Dumonceau
8	John Hanson
9	Lionel Peter Kambeitz
10	Graeme Lynch
11	Anothai Setameteekul
12	Kevin Karl Sidloski
13	Natasha Sokolan
14	John Osborne
15	Don Galowitz

	Companies
1	ATSI Inc
2	Ambrian Partners Limited
3	Black River Asset Management
4	Border to Border Exploration
5	HTC Hydrogen Technologie
6	EESTech
7	Epcor Power Development Corporation
8	The Environmental Technologies Fund LP
9	E-On Power Technology
10	Fuels Management Inc

	Companies
11	GHG Partner LLC
12	Gloworm
13	Global Environment Fund
14	GML Limited
15	SAAD Financial Services
16	MissionPoint Capital Partners
17	Northern Securities
18	ORN Capital LLP
19	Pall Corporation
20	Perseus LLC
21	Texas Competitive Electric Holdings
22	Consensus Business Group
23	Victoria Park Capital Inc
24	Wind City Ventures
25	The Clinton Climate Initiative, a division of The William J Clinton Foundation
26	Jones Day
27	LA Investments Limited
28	Macrotek Inc
29	REB Research & Consulting
30	RNK Capital LLC
31	RWE Npower
32	RWE Power AG
33	Saskatchewan Power Corporation
34	AGL Ltd
35	Loy Yang
36	BHP
37	CO2CRC

Schedule 4 - Material Contracts

Part 1 - Existing Material Contracts

Description	Details
HTC's Exclusive Licence	Licensing Agreement between HTC and the Company dated 24 November 2006 under which the Company grants HTC an exclusive license in respect of certain CCS Technology and/or HCGT Technology. The Licensing Agreement is to be terminated as a condition precedent under this Agreement.

Part 2 - Material Contracts as at Completion

Description	Details
Commercial Business Development Agreement	HTC and Performance will grant the Company an exclusive license to commercialise all existing and future CCS Technology owned or licensed by HTC and Performance in the Territory under the Commercial Business Development Agreement. HTC's licensed Intellectual Property rights in relation to the CCS Technology include rights obtained under the following agreements: Co-Sponsorship Agreement between the University of Regina, HTC and various others dated 9 November 2001; Sponsors Agreement (Phase 2) between the University of Regina and HTC dated 18 July 2005; and The Collaborative Research Agreement to be executed by the University of Regina and HTC as a condition precedent under this Agreement.

Schedule 5 - Employees

Part 1 - Existing employees, entitlements and terms

The Company does not have, and has not had, any employees.

Part 2 - Key Personnel

Name	Position	Comment
John Hanson	Consultant	
Graeme Lynch	Consultant	
Lionel Kambeitz	Consultant	

Share Swap Agreement

Schedule 6 - Property, financing and other arrangements

Company's insurance policies

None

Loans, equipment/finance leases or other financing arrangements entered into by the Company

None

Tenure

The Company does not lease or own any real property.

The Company has an agreement dated 07/04/05 with Christie Corporate for the provision of meeting rooms, call answering and virtual office services, full details of which have been provided to EESTech prior to execution of this agreement.

Encumbrances over the Assets and Business

None

Bank account details

Account Name: CO2 Technologies Pty Ltd.
St George Bank, Crows Nest Branch, Sydney
Australia.

BSB Number: 112 879
Account Number: 057013443

Schedule 7 - Share application

To: The Directors, EESTech Inc., 447 Upper Edward Street, Brisbane Queensland 4000 Australia

[ ] of [ ] (**"the Subscriber"**):

(a) hereby applies for the issue of *#insert number and type#* shares in the capital of the Company;

(b) agrees to pay the price upon Completion in accordance with the Share Swap Agreement dated *#insert#* between the Company and the Subscriber; and

(c) agrees to be bound by the constitution of the Company.

Unless the context provides otherwise, capitalised terms not defined in this application have the meaning given in the Subscription Agreement.

Dated

Signed on behalf of [ ] by its duly authorised representative in the presence of:	)))	.... Signature
		.... Printed Name
		.... Witness
		.... Printed Name

Share Swap Agreement

Schedule 8 - Warranties

By HTC

1 Incorporation and power

1.1 Incorporation

The Company is validly incorporated, organised and subsisting in accordance with all applicable Laws.

1.2 Power

The Company has the power to own its Assets and to carry on the Business.

1.3 Compliance with constituent documents

The business and affairs of the Company have at all times been and continue to be conducted in accordance with its Constitution.

2 Shares

2.1 Proportion of capital

The Shares comprise 100% of the issued capital of the Company and are fully paid.

2.2 Title

HTC is the registered and beneficial owner of the Shares.

2.3 No Encumbrance

There are no Encumbrances over the Shares.

2.4 No restriction

There is no restriction on the transfer of the Shares to EESTech on the terms of this agreement.

2.5 Consents

Subject to clause 4.1(b), HTC has obtained all consents necessary to enable it to transfer the Shares to EESTech.

2.6 No breach

The transfer of the Shares does not breach any obligation or agreement binding on HTC or the Company.

3 Power and authority

3.1 Authority

HTC has taken all action which is necessary to authorise the entry into and performance of its obligations under this agreement.

3.2 Power

HTC has the power, without any further consent of any other person, to enter into and perform its obligations under this agreement.

3.3 Binding obligations

This agreement constitutes legal, valid and binding obligations of HTC, enforceable against it in accordance with its terms.

3.4 No impediment

The execution by HTC of, and performance by HTC of its obligations under, this agreement does not breach any applicable Law or any Encumbrance or document which is binding on HTC and does not result in:

(a) any breach or default under any agreement to which the Company is a party;

(b) an Encumbrance or restriction of any kind being created or imposed on the Company;

(c) any person being relieved of an obligation to the Company;

(d) any person having a right to terminate or amend (whether or not subject to any other terms or conditions) any agreement with or rights of the Company; or

(e) an obligation of the Company being accelerated.

4 Information

4.1 Factual information

The factual information relating to the Company set out in Schedules 1 to 7 is accurate (or will be accurate if specified with respect to the position at Completion) and no facts have been omitted which would render such factual information inaccurate or misleading.

4.2 Facts disclosed for due diligence

All written information disclosed by HTC, the Company or their advisors for the purpose of EESTech's due diligence investigations is true and correct and up-to-date and is not misleading or incomplete in any material respect.

5 Documents and records

5.1 Records complete, accurate and up-to-date

The Records of the Company and each of its Subsidiaries are complete, accurate and up-to-date and have been maintained in accordance with all applicable Laws.

5.2 Filings required by Law

Each document or filing which is required by Law to be delivered or made to any Government Agency by the Company has been duly delivered or made.

6 Corporate information

6.1 Share details

Schedule 1 contains complete, accurate and up-to-date details of the Shares and other matters relating to the Company. John Hanson does not hold, and is not entitled to hold, any shares in the Company (whether Class E shares or otherwise).

6.2 Issued shares

All of the issued shares in the capital of the Company are validly allotted and issued and were not allotted or issued or transferred in breach of any:

(a) pre-emptive or similar rights of any person; or

(b) contract which is binding on the Company.

6.3 All shares fully paid

All shares in the capital of the Company are fully paid.

6.4 No obligation to issue other Securities

Neither the Company nor is under any obligation, whether or not subject to any condition, to:

(a) issue, allot, create, sell, transfer or otherwise dispose of any Securities;

(b) enter into any agreement in respect of the rights to vote which are conferred in respect of any Securities; or

(c) grant any warrant, option or right of first refusal or offer in respect of any Securities.

6.5 Share option schemes

The Company does not have any share or option incentive scheme, profit sharing scheme or employee share ownership plan for any of its employees, directors, officers, or consultants.

6.6 Redemptions, reductions, financial assistance and buy-backs

The Company has not:

(a) redeemed or repaid any share capital contrary to its Constitution or the terms of issue of any shares;

(b) reduced its share capital or passed any resolution for the reduction of its share capital;

(c) agreed or offered, whether or not subject to any condition, to do any of the matters referred to in paragraph (a) or (b);

(d) breached any Law by giving financial assistance with respect to the acquisition of any shares; or

(e) offered or agreed, whether or not subject to any condition, to buy-back any shares.

6.7 Constitution

The Constitution is in the form contained in Annexure B.

7 Last Accounts

The Last Accounts:

(a) were prepared in accordance with applicable laws and in accordance with the Accounting Standards; and

(b) give a true and fair view of each of the financial position and the performance of the Company and its consolidated entities for the financial period ended on the Last Balance Date.

8 Solvency and Encumbrances

8.1 Not Insolvent

The Company is not Insolvent and is able to pay its debts when they are due to be paid.

8.2 Off-balance sheet finance

The Company does not have any finance lease, time purchase or title retention agreement, or other financing of a type which is not otherwise disclosed in Schedule 2.

8.3 Guarantees and other obligations

Except as shown in Schedule 2, the Company has not granted or agreed to grant and is not a party to any guarantee, letter of comfort, indemnity or security interest.

8.4 Encumbrances

There is no Encumbrance which is binding on the Company and no agreement to grant any such Encumbrance.

8.5 Power of attorney

There are no powers of attorney given by the Company in force.

9 Business affairs

9.1 Licences and consents

All Licences which are necessary for the conduct of the Business have been obtained and are valid and subsisting. All conditions which apply to any such Licence have been complied with in all respects. None of such Licences has been breached by the Company, or, so far as the Company is aware, is likely to be suspended, cancelled, refused, materially altered, not renewed, or revoked.

9.2 Dealings with Related Parties

There are no agreements between the Company and its Affiliates other than as disclosed in Schedules 3 or 4.

10 Assets

10.1 Assets

The Assets are or will at Completion be:

(a) legally and beneficially owned by the Company, and fully paid for;

(b) in the possession of the Company; and

(c) not the subject of any lease or hire purchase agreement or contract for purchase on deferred terms.

10.2 Equipment

The Company's equipment is in all material respects in good repair and condition and in satisfactory working order.

11 Intellectual Property Rights

11.1 Business Intellectual Property

(a) **(list of Business Intellectual Property)** part 1 of schedule 3 contains a complete and accurate list of all Intellectual Property rights owned by the Company.

11.2 Licensed Intellectual Property

(a) **(Commercial Business Development Agreement)** HTC has the right to grant the exclusive licence rights to the Company under the Commercial Business Development Agreement.

(b) **(HTC's Intellectual Property Rights)** part 2B of schedule 3 contains a complete and accurate list of all Intellectual Property owned or licensed by HTC in relation to the CCS Technology.

(c) **(University of Regina Patents)** HTC, based on its own due diligence in respect of the Patents listed in Schedule 3, is not aware of any inconsistent third party rights and believes the patent applications have been properly made and that the University of Regina is entitled to the invention claimed and the grant of the Patents.

(d) **(non-exclusive licence from the University of Regina)** HTC has a non-exclusive licence from the University of Regina to access and use all of the performance and test data that the University of Regina has generated and compiled in relation to the CCS Technology.

(e) **(list of Technology and Intellectual Property Contracts)** part 2 of schedule 3 contains a current, complete and accurate list of all Technology and Intellectual Property Contracts;

(f) **(valid and binding)** each Technology and Intellectual Property Contract is valid, binding and enforceable against the parties to it in accordance with its terms;

(g) **(no breach or right of termination)** HTC has complied at all times with the terms of each Technology and Intellectual Property Contract. No party granting rights has the current ability to exercise any right to terminate a Technology and Intellectual Property Contract based on breach of the terms by HTC;

(h) **(no notice or claim)** HTC has not received any notice or Claim:

(i) in relation to non compliance by HTC with the terms and conditions of any Technology and Intellectual Property Contract;

(ii) in relation to termination of any Technology and Intellectual Property Contract; or

(iii) that the licences will not continue for the duration specified in the terms and conditions of each Technology and Intellectual Property Contract;

(i) **(party granting rights is authorised)**, as far as HTC is aware, the party granting rights under each Technology and Intellectual Property Contract is and has been at all times authorised to grant HTC rights in respect of the Intellectual Property Rights licensed or otherwise granted under each Technology and Intellectual Property Contract;

(j) **(party granting rights is not in breach)**, as far as HTC is aware the party granting rights and each other party to each Technology and Intellectual Property Contract have complied with the terms of the Technology and Intellectual Property Contract and are not in breach of or default under any such agreement. No fact or circumstance exists which might give rise to such a breach;

(k) **(disclosure of contracts)** all agreements with respect to the Technology and Intellectual Property Contracts and full details of them have been fully disclosed in writing to EESTech;

11.3 Infringement

(a) **(no infringement of third party rights)** neither the carrying on of the business conducted by the Company (nor the business intended to be carried out by the Company) nor the use (or intended use) of the rights granted under the Commercial Business Development Agreement by the Company:

(i) infringes the Intellectual Property Rights of any third party;

(ii) is in breach of any obligation of confidence owed to any third party; or

(iii) breaches the terms of any Technology and Intellectual Property Contract or any other agreement;

(b) **(no notice of infringement)** HTC has not received any notice or Claim from any party (including a licensor of Licensed Intellectual Property) that the use of the Business Intellectual Property or the Licensed Intellectual Property:

(i) infringes, or is alleged to infringe the Intellectual Property rights of any third party;

(ii) is, or is alleged to be, in breach of any obligation of confidence owed to any third party; or

(iii) breaches the terms of any Technology and Intellectual Property Contract or any other agreement;

(c) **(on notice)** HTC has not received any correspondence from a third party owner or exclusive licensee of a patent, trade mark or copyright in relation to the existence of a patent, trade mark or copyright (whether or not such correspondence alleges infringement in relation to any Business Intellectual Property or Licensed Intellectual Property);

(d) **(no infringement)** there has not been any infringement or allegation of infringement in respect of any of the Business Intellectual Property or Licensed Intellectual Property Rights; and

(e) **(moral rights)** on and from the Completion Date, the Company will be able to:

(i) exercise any and all rights to commercialize the Business Intellectual Property without identifying any person as the individual responsible for creating any Business Intellectual Property;

(ii) exercise its rights in the Licensed Intellectual Property without identifying any person as the individual responsible for creating any of the Licensed Intellectual Property other than in accordance with the Technology and Intellectual Property Contract; and

(iii) subject to the Technology and Intellectual Property Contracts, modify, alter, adapt, distort or otherwise change any Business

Intellectual Property or Licensed Intellectual Property without infringing any third party's moral rights.

11.4 Confidential information

(a) **(Business information)** HTC has not disclosed any information which is confidential to HTC, except in the ordinary course of business and subject to appropriate confidentiality protections in favour of HTC.

(b) **(protection of confidential information)** HTC has established, maintained and adhered to effective procedures and has taken all necessary and appropriate steps to keep Confidential Information confidential and to safeguard that information from unauthorised access, use, copying or disclosure;

(c) **(protection by third parties)** third parties which have access to Confidential Information have established, maintained and adhered to effective procedures and have taken all necessary and appropriate steps to keep that information confidential and to safeguard that information from unauthorised access, use, copying or disclosure;

(d) **(unauthorised disclosure)** there has not been any misuse or unauthorised disclosure of any Confidential Information.

(e) **(ownership of right, title and interest)** HTC owns all right, title and interest in and to the Confidential Information and any other Intellectual Property in the technologies listed in Part 2B of Schedule 3.

(f) **(persons with knowledge of Confidential Information)** all individuals and companies with knowledge of the Confidential Information are listed in part 2C of Schedule 3 and all of these individuals and companies are subject to appropriate confidentiality protections in favour of HTC.

11.5 Employees and contractors

(a) **(employees)** HTC has employment contracts with its employees that oblige each employee to:

(i) assign to HTC all Intellectual Property rights created or provided in the course of their employment; and

(ii) keep Confidential Information confidential and to safeguard it from unauthorised access, use, copying and disclosure.

(b) **(contractors)** HTC has agreements with all contractors involved in the creation of Intellectual Property which:

(i) assign all Intellectual Property Rights created or provided during the provision of services to HTC; and

(ii) oblige the contractors to keep information which is confidential to HTC confidential and to safeguard it from unauthorised access, use, copying and disclosure.

12 Contracts

12.1 Nature of Contracts

Each Material Contract:

(a) is on arms length terms and was entered into in the ordinary course of business, other than as disclosed in Schedule 5; and

(b) is not of an unusual or abnormal nature.

12.2 No restrictive covenants

The Company is not a party to any agreement which restricts its freedom to conduct the Business wherever and however it thinks fit.

12.3 No change of control provisions

The Company is not a party to any agreement under which, upon a change of control of the Company, any person is entitled to terminate that agreement or require the adoption of terms which are less favourable to the Company than the current terms.

12.4 No default by the Company

The Company is not in default of any Material Contract, nor has anything occurred or been omitted which would be a default but for the requirement of notice or lapse of time or both.

12.5 No default by a counterparty

No person is in material breach or default under any Material Contract with the Company, nor has anything occurred or been omitted which would be a material breach or default but for the requirements of notice or lapse of time or both under any Material Contract.

12.6 Notices

The Company has not received any notice which does or might adversely affect in a material way any rights or any exercise of any rights of the Company in respect of any Material Contract or Encumbrance.

13 Employees

13.1 Claims

No person has any Claim against the Company for any employment entitlements or benefits (including salary and accrued entitlements).

14 Litigation

14.1 Current litigation and investigations

The Company is not:

(a) a party to or the subject of any Action; or

(b) the subject of any ruling, judgement, order or decree by any Government Agency or any other person.

14.2 Pending, threatened or anticipated Actions

So far as the Company is aware, there is no Action, judgment, order or decree pending, threatened or anticipated, against the Company.

15 Tax and Duty

15.1 Adequate records and correct

The Company has created and maintained adequate and correct records to enable it to comply with its obligations to:

(a) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b) prepare any accounts necessary for the compliance of any Tax Law; and

(c) retain necessary records as required by any Tax Law.

15.2 Returns etc accurate

Any information, notice, computation and return which has been submitted by the Company to any Authority in respect of any Tax:

(a) discloses all material facts that must be disclosed under any Tax Law; and

(b) is not misleading in any material respect.

15.3 Tax returns etc lodged

All Tax returns or any other document required by Law (including, but not limited to, all Laws imposing or relating to income tax, fringe benefits tax, goods and services tax, payroll tax, group tax, land tax, water and municipal rates and stamp and customs duty) to be lodged or filed by the Company prior to the Completion Date, have been, or will be duly lodged or filed.

15.4 Taxes paid

All Taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (other than those which may be still paid without penalty or interest) for which the Company is liable, including any penalty or interest, have been paid.

15.5 No dispute

There is no current, pending or threatened dispute between the Company and the Commissioner of Taxation or with any other Authority and, to the best of HTC's knowledge, no such dispute is anticipated, nor is there any current, pending or threatened Tax audit or investigation of the Company.

15.6 Stamping

All documents and transactions entered into by the Company which are required to be stamped have been duly stamped.

15.7 No unusual tax events

Since the Last Balance Date, no additional liability for Tax has, or will, accrue to the Company otherwise than as a result of trading activities in the ordinary course of business.

15.8 No anti-avoidance

The Company has not entered into or been a party to any transaction which contravenes, or may contravene, any anti-avoidance provisions of applicable law.

15.9 Compliance

The Company has complied with the terms of all communications issued by Authorities and addressed to the Company (including rulings and communications by way of agreement).

16 Compliance with Laws

16.1 Compliance

The Company has conducted the Business in all material respects in accordance with applicable Laws. So far as the Company is aware, no allegation has been made of any breach of any applicable Law.

17 Assets and liabilities

17.1 No material adverse change

The assets and liabilities of the Company as at Completion will be substantially and in all material respects as shown in Schedule 2 and since the Last Balance Date so far as HTC is aware, there has been no material change in:

(a) the financial or trading position, prospects, turnover, goodwill or Assets of the Company;

(b) the business carried on by the Company.

17.2 No dividends

Since the Last Balance Date no dividend, bonus issue or other distribution or repayment of any loan is in arrears or has been declared, made or paid by the Company, except as provided for in the Last Accounts or Schedule 2.

18 Shareholdings and memberships

18.1 Shareholdings

The Company is not the holder or the beneficial owner of:

(a) any shares or other capital of another company; or

(b) any other Securities.

18.2 Memberships

The Company is not and has not agreed to become:

(a) a member of any joint venture, consortium, partnership or unincorporated association (other than a recognised trade association); or

(b) a party to any contract for participating with others in any business sharing commissions or other income.

By EESTech

19 Incorporation and power

19.1 Incorporation

EESTech is validly incorporated, organised and subsisting in accordance with all applicable Laws.

19.2 Power

EESTech has the power to own its assets, the HCGT Technology, and to carry on the EESTech business.

20 Shares

20.1 Fully Paid Shares

The EESTech Shares to be issued in accordance with this agreement shall when issued, be duly and validly issued as fully paid and non-assessable shares and will be issued pursuant to section 4(2) the *Securities Act of 1933* as restricted securities pursuant to a transaction by an issuer not involving a public offering.

20.2 Title

The EESTech Shares shall be issued from treasury stock and upon Completion HTC shall be the registered and beneficial owner of the EESTech Shares.

20.3 No Encumbrance

Subject to security restrictions referred to in 20.1 above, there are no Encumbrances over the EESTech Shares.

20.4 No restriction

The EESTech Shares must be must be held indefinitely by HTC unless subsequently registered under the Act or unless an exemption from such registration is available (see clause 3.2 of the Agreement).

20.5 Consents

Subject to clause 4.1(a), EESTech has obtained all consents necessary to enable it to transfer the Shares to HTC.

20.6 No breach

The transfer of the Shares does not breach any obligation or agreement binding on EESTech.

21 Power and authority

21.1 Authority

Subject to clause 4.1(a), EESTech has taken all action which is necessary to authorise the entry into and performance of its obligations under this agreement.

21.2 Power

Subject to clause 4.1(a), EESTech has the power, without any further consent of any other person, to enter into and perform its obligations under this agreement.

21.3 Binding obligations

This agreement constitutes legal, valid and binding obligations of EESTech, enforceable against it in accordance with its terms.

22 Information

22.1 Facts disclosed

All written information disclosed by EESTech to HTC is true and correct and up-to-date and is not misleading or incomplete in any material respect.

23 Documents and records

23.1 Records complete, accurate and up-to-date

The records of EESTech and each of its Subsidiaries provided to HTC are complete, accurate and up-to-date, and have been maintained in accordance with all applicable Laws, in all material respects.

23.2 Filings required by Law

To the best of its knowledge, each material document or filing which is required by Law to be delivered or made to any Government Agency by EESTech has been duly delivered or made.

24 Compliance with Laws

24.1 Compliance

EESTech has conducted its business in all material respects in accordance with applicable Laws. So far as EESTech is aware, no allegation has been made of any breach of any applicable Law.

Share Swap Agreement

Signing page

DATED: 24/9/2007

THE COMMON SEAL of **HTC HYDROGEN TECHNOLOGIES CORP.** is duly affixed by authority of its directors in the presence of:

....
Signature of authorised person

CEO
....
Office held

LIONEL KAMBEITZ
....
Name of authorised person (block letters)

....
Signature of authorised person

DIRECTOR.
....
Office held

JEFF ALLISON.
....
Name of authorised person (block letters)

SIGNED by **MURRAY BAILEY** as authorised representative for **EESTECH INC.**, in the presence of:

....
Signature of witness

OMARI TADLAOUI
....
Name of witness (block letters)

....
By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of EESTECH INC.,

Share Swap Agreement

Annexure A - Last Accounts

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Financial Statements
For the year ended 30 June 2007

JOHN C MALOUF & CO
LEVEL 2, 410 CHURCH STREET
NORTH PARRAMATTA NSW 2151

Phone: 9630 1155 Fax: 9630 9513

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Contents

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756
Compilation Report to CO2 TECHNOLOGIES PTY LIMITED

On the basis of the information provided by the directors of CO2 TECHNOLOGIES PTY LIMITED, we have compiled, in accordance with APS 9: Statement on Compilation of Financial Reports the special purpose financial report of CO2 TECHNOLOGIES PTY LIMITED for the period ended 30 June 2007, comprising the attached Profit and Loss Statement and Balance Sheet.

The specific purpose for which the special purpose financial report has been prepared is set out in Note 1. The extent to which Australian Accounting Standards and other mandatory professional reporting requirements have or have not been adopted in the preparation of the special purpose financial report is set out in Note 1.

The Directors are solely responsible for the information contained in the special purpose financial report and have determined that the accounting policies used are consistent with the financial reporting requirements of CO2 TECHNOLOGIES PTY LIMITED's constitution and are appropriate to meet the needs of the Directors and Members of the company.

Our procedures use accounting expertise to collect, classify and summarise the financial information, which the Directors provided into a financial report. Our procedures do not include verification or validation procedures. No audit or review has been performed and accordingly no assurance is expressed.

To the extent permitted by law, we do not accept liability for any loss or damage which any person, other than the Company, may suffer arising from any negligence on our part. No person should rely on the special purpose financial report without having an audit or review conducted.

The special purpose financial report was prepared for the benefit of the Directors and Members of CO2 TECHNOLOGIES PTY LIMITED and the purpose identified above. We do not accept responsibility to any other person for the contents of the special purpose financial report.

LEVEL 2, 410 CHURCH STREET
NORTH PARRAMATTA NSW

JOHN C MALOUF & CO

12 September, 2007

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Detailed Profit and Loss Statement

For the year ended 30 June 2007

	2007 $	2006 $
Income		
Gross Receipts	117,776.60	309,094.56
Interest received	148.39	1,220.62
Total income	117,924.99	310,315.18
Expenses		
Accountancy	1,080.33	3,107.73
Advertising and promotion	7,254.55	10,678.80
Amortisation Expense	163.20	163.20
Bank Fees And Charges	80.00	39.40
Conference/seminar costs		1,284.91
Consultants fees	93,106.07	248,963.97
Depreciation - plant	226.00	79.00
Filing Fees	212.00	212.00
Fines	810.00	605.00
Legal fees	177.09	
Office Expenses	(808.96)	1,389.48
Rent on land & buildings	1,539.21	3,787.88
Subscriptions	1,013.11	68.89
Telephone	4,260.88	4,329.55
Travel Expenses - Overseas	26,427.77	29,829.46
Travel Expenses - Local	255.16	6,621.75
Total expenses	135,796.41	311,161.02
Profit (Loss) from Ordinary Activities before Income tax	(17,871.42)	(845.84)

The accompanying notes form part of these financial statements. These statements should be read in conjunction with the attached compilation report.

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Profit and Loss Statement

For the year ended 30 June 2007

	2007 $	2006 $
Operating profit (deficit) before income tax	(17,871.42)	(845.84)
Income tax (credit) attributable to operating profit (loss)		-
Operating profit (deficit) after income tax	**(17,871.42)**	**(845.84)**
Retained profits at the beginning of the financial year	5,883.77	6,729.61
Total available for appropriation (deficiency)	(11,987.65)	5,883.77
Otherappropriations	(7,980.00)	
	(7,980.00)	
Retained profits (deficit) at the end of the financial year	**(4,007.65)**	**5,883.77**

The accompanying notes form part of these financial statements. These statements should be read in conjunction with the attached compilation report.

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Detailed Balance Sheet As At 30 June 2007

	Note	2007 $	2006 $
Current Assets			
Cash Assets			
Cash At Bank		5,006.52	28,680.12
Cash on hand			2,000.00
		5,006.52	30,680.12
Current Tax Assets			
Input tax credit control account		54.87	5,540.49
		54.87	5,540.49
Total Current Assets		**5,061.39**	**36,220.61**
Non-Current Assets			
Property, Plant and Equipment			
Plant & equipment - at cost		726.36	726.36
Less: Accumulated depreciation		(305.00)	(79.00)
		421.36	647.36
Other			
Preliminary expenses		816.00	816.00
Less: Accumulated amortisation		(326.40)	(163.20)
		489.60	652.80
Total Non-Current Assets		**910.96**	**1,300.16**
Total Assets		**5,972.35**	**37,520.77**

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Detailed Balance Sheet As At 30 June 2007

	Note	2007 $	2006 $
Current Liabilities			
Payables			
Unsecured:			
- Other creditors			2,850.40
			2,850.40
Interest-Bearing Liabilities			
Unsecured:			
- Other loans			18,806.60
			18,806.60
Total Current Liabilities			21,657.00
Total Liabilities			21,657.00
Net Assets		5,972.35	15,863.77
Equity			
Issued Capital			
200,000 A Class shares of $0.01 each		2,000.00	2,000.00
2,000 B Class shares of $3.99 each		7,980.00	7,980.00
Retained profits / (accumulated losses)		(4,007.65)	5,883.77
Total Equity		5,972.35	15,863.77

The accompanying notes form part of these financial statements. These statements should be read in conjunction with the attached compilation report.

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Balance Sheet As At 30 June 2007

	Note	2007 $	2006 $
Current Assets			
Cash assets	4	5,006.52	30,680.12
Current tax assets	5	54.87	5,540.49
Total Current Assets		**5,061.39**	**36,220.61**
Non-Current Assets			
Property, plant and equipment	7	421.36	647.36
Other	6	489.60	652.80
Total Non-Current Assets		**910.96**	**1,300.16**
Total Assets		**5,972.35**	**37,520.77**
Current Liabilities			
Payables	8		2,850.40
Interest-bearing liabilities	9		18,806.60
Total Current Liabilities			**21,657.00**
Total Liabilities			**21,657.00**
Net Assets		**5,972.35**	**15,863.77**
Equity			
Issued capital	10	9,980.00	9,980.00
Retained profits / (Accumulated losses)		(4,007.65)	5,883.77
Total Equity		**5,972.35**	**15,863.77**

The accompanying notes form part of these financial statements. These statements should be read in conjunction with the attached compilation report.

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Notes to the Financial Statements

For the year ended 30 June 2007

Note 1: Statement of Significant Accounting Policies

This financial report is a special purpose financial report prepared for use by directors and members of the company. The directors have determined that the company is not a reporting entity.

The report has been prepared in accordance with the requirements of the following Australian Accounting Standards.

AASB 1031:	Materiality
AASB 110:	Events after the Balance Sheet Date

No other Australian Accounting Standards, Urgent Issues Group Interpretations or other authoritative pronouncements of the Australian Accounting Standards Board have been applied.

The financial report has been prepared on an accruals basis and is based on historic costs and does not take into account changing money values, or except where specifically stated, current valuations of non-current assets.

The following specific accounting policies, which are consistent with the previous period unless otherwise stated, have been adopted in the preparation of this financial report:

(a) Property, Plant and Equipment

Property, plant and equipment are carried at cost, independent or directors' valuation. All assets, excluding freehold land and buildings, are depreciated over their useful lives to the company.

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756
Notes to the Financial Statements
For the year ended 30 June 2007

	2007	2006

Note 2: Revenue

Operating Activities:

	2007	2006
Interest revenue	148.39	1,220.62
Other operating revenue:		
- Gross Receipts	117,776.60	309,094.56
	117,924.99	**310,315.18**

Note 3: Profit from Ordinary Activities

Profit (loss) from ordinary activities before income tax has been determined after:

Charging as Expense:

	2007	2006
Amortisation of non-current assets:		
- Preliminary expenses	163.20	163.20
Total amortisation expenses	163.20	163.20
Depreciation of non-current assets:		
- Plant and equipment	226.00	79.00
Total depreciation expenses	226.00	79.00

Note 4: Cash assets

	2007	2006
Bank accounts:		
- Cash At Bank	5,006.52	28,680.12
Other cash items:		
- Cash on hand		2,000.00
	5,006.52	**30,680.12**

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Notes to the Financial Statements

For the year ended 30 June 2007

	2007	2006

Note 5: Tax Assets

Current

	2007	2006
Input tax credit control account	54.87	5,540.49
	54.87	**5,540.49**

Note 6: Other Assets

Non Current

	2007	2006
Preliminary expenses	816.00	816.00
Less: accumulated amortisation	(326.40)	(163.20)
	489.60	**652.80**

Note 7: Property, Plant and Equipment

	2007	2006
Plant and equipment:		
- At cost	726.36	726.36
- Less: Accumulated depreciation	(305.00)	(79.00)
	421.36	647.36
	421.36	**647.36**

Note 8: Payables

	2007	2006
Unsecured:		
- Other creditors		2,850.40
		2,850.40
		2,850.40

These notes should be read in conjunction with the attached compilation report.

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Notes to the Financial Statements

For the year ended 30 June 2007

	2007	2006

Note 9: Interest-Bearing Liabilities

Current

	2007	2006
Unsecured:		
- Other loans		18,806.60
		18,806.60
		18,806.60

Note 10: Contributed Capital

	2007	2006
200,000 A Class shares of $0.01 each		
2,000 E Class shares of $3.99 each	**9,980.00**	**9,980.00**

Ordinary shares participate in dividends and the proceeds on winding up of the company in proportion to the number of shares held.

At shareholders meetings each ordinary share is entitled to one vote when a poll is called, otherwise each shareholder has one vote on a show of hands.

CO2TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Depreciation Schedule for the year ended 30 June, 2007

					DISPOSAL		ADDITION		DEPRECIATION						PROFIT		LOSS	
		Total	Priv	OWDV	Date	Consid	Date	Cost	Value	T	Rate	Deprec	Priv	CWDV	Upto	+ Above	Total -	Priv
Plant & Equipment																		
Printer	726.00 09/03/06	726	0.00	647		0		0	647	D	35.00	226	0	421	0	0	0	0
		726		647		0		0	647			226	0	421				
									Deduct Private Portion			0						
									Net Depreciation			226						

CO2 TECHNOLOGIES PTY LIMITED ABN 65 112 868 756

Directors' Declaration

The directors have determined that the company is not a reporting entity and that this special purpose financial report should be prepared in accordance with the accounting policies prescribed in Note 1 to the financial statements.

The directors of the company declare that:

1. the financial statements and notes, present fairly the company's financial position as at 30 June 2007 and its performance for the year ended on that date in accordance with the accounting policies described in Note 1 to the financial statements;
2. in the directors' opinion, there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the Board of Directors.

Jeffrey Craig Allison
Director

Lionel Peter Kambeitz
Director

Dated:

Share Swap Agreement

Annexure B Constitution

Certificate of Registration of a Company

This is to certify that

CO2 TECHNOLOGIES PTY LTD

Australian Company Number 112 868 756

is a registered company under the Corporations Act 2001 and is taken to be registered in New South Wales.

The company **is limited by shares.**

The company is a **proprietary** company.

The day of commencement of registration is **the ninth day of February 2005.**

Issued by the
Australian Securities and Investments Commission
on this ninth day of February, 2005.

Jeffrey Lucy
acting Chairman

Table of Contents

Corporations Act

A Company Limited by Shares

CONSTITUTION

OF

CO2 Technologies Pty Ltd

INTERPRETATION

1. (1) In this Constitution:

"Directors" means in the case of there being a single director, that director, and in the case of there being 2 or more directors, those directors.

"Employer representative" has the meaning attributed to it in the SIS Act.

"Employer-sponsored fund" has the meaning attributed to it in the SIS Act.

"Law" means the Corporations Act 2001 (C'th);

"Member representative" has the meaning attributed to it in the SIS Act.

"Members" means in the case of there being a single member, that member, and in the case of there being 2 or more members, those members.

"Public offer superannuation fund" has the meaning attributed to it in the SIS Act.

"Related Body Corporate" has the meaning given to it by Section 50 of the Law.

"Representative" means a person appointed as a representative of a body corporate pursuant to Section 250D of the Law;

"Seal" means the common seal of the Company (if any);

"Secretary" means any person appointed to perform the duties of a secretary of the Company.

"SIS Act" means the Superannuation Industry (Supervision) Act (C'th) as amended from time to time or any regulations prescribed thereunder or any replacement or additional legislation in respect of the appointment of directors of trustees of superannuation funds.

(2) Except so far as the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Law, the same meaning as in that provision of the Law.

PRELIMINARY

2. Subject to the Law, the Company has the legal capacity and powers of an individual, and also all the powers of a body corporate, including the power to:
(1) issue and cancel shares in the Company, including bonus shares, preference shares and partly paid shares;
(2) issue debentures of the Company;
(3) grant options over unissued shares in the Company;
(4) distribute any of the property of the Company among the Members, in kind or otherwise;
(5) give security by charging uncalled capital;
(6) grant a floating charge over the property of the Company;
(7) arrange for the Company to be registered or recognised as a body corporate in any place outside its jurisdiction of registration; and
(8) do anything that it is authorised to do by any other law (including the law of a foreign country).

3. Each of the provisions of the sections or sub-sections of the Law which would but for this Clause apply to the Company as a replaceable rule within the meaning of the Law are displaced and do not apply to the Company.

4. The Company is a proprietary company.

5. (1) The number of Members for the time being of the Company (exclusive of any person who is an employee of the Company or of any subsidiary of the Company and any shareholder who was an employee of the Company or of any subsidiary of the Company, when that person became a shareholder) is not to exceed fifty, but where two or more persons hold one or more shares in the company jointly, they shall for the purposes of this Clause be treated as a single Member.

(2) The Company must not engage in any activity that would require the lodgment with the Australian Securities and Investment Commission of a prospectus under Chapter 6D of the Law (except for an offer of shares to existing shareholders of the Company or employees of the Company or a subsidiary of the Company);

CLASSES OF SHARES

6. The Subscriber shares (if any) shall be redeemable preference shares and the rights, privileges and conditions attaching to Subscriber shares are as follows:

   (a) They shall only be issued upon registration of the Company and shall only be issued to persons specified in the application for the Company's registration under the Law as persons who consent to become Members of the Company.

   (b) Subject to the provisions of Section 254J of the Law, the next issue of shares of any class or classes after the issue of the Subscriber shares and payment up in full thereof shall be deemed to have been issued for the purposes of redeeming the Subscriber shares provided that the proceeds of shares so issued is at least equal to the consideration paid for the Subscriber shares on issue. Upon the issue of such shares, each of the Subscriber shares shall ipso facto be redeemed for the consideration paid for it, and the issued capital of the Company shall then stand at an amount equal to the shares which comprised the next issue of shares.

   (c) They shall carry no right to participate in any distribution of surplus assets or profits;

   (d) They shall rank as to repayment of capital on winding-up of the Company before any other class of shares then on issue;

   (e) They shall carry no right to dividends.

   (f) They shall carry the right at meetings of the Company's Members to exercise one vote for each Subscriber share held.

   (g) Upon the redemption of the Subscriber shares in the manner provided in this Constitution, the Company shall cease to be authorised to issue shares of this class.

7. The rights, privileges and conditions attaching to Ordinary, "A" and "B" shares are as follows:

   (1) They shall confer to the holders thereof the right to receive notice of and to attend any meeting of the Company's Members and to exercise one vote for every share held.

   (2) They shall confer to the holders thereof the right to participate in any dividends declared and payable by the Company on the class of share held.

   (3) Upon a winding up of the Company they shall confer to the holders thereof the right to repayment of capital paid upon such shares and to participate in any distribution of surplus assets or profits of the Company.

8. The rights, privileges and conditions attaching to "C" shares are as follows:

   (1) They shall not confer on the holders thereof any right to dividends or any right to vote at any meeting of the Company's Members but the holders thereof shall be entitled to notice of and to attend any meeting of the Company's Members.

   (2) In all other respects the "C" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

9. The rights, privileges and conditions attaching to "D" shares are as follows:

   (1) They shall not confer on the holders thereof any right to dividends or any right on a winding up of the Company to participate in any distribution of surplus assets or profits of the Company. In all other respects the "D" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

10. The rights, privileges and conditions attaching to "E" and "F" shares are as follows:

   (1) They shall not confer on the holders thereof any right to vote at any meeting of the Company's Members but the holders thereof shall be entitled to notice of and to attend any meeting of the Company's Members.

   (2) They shall not confer on the holders thereof any right on a winding up of the Company to participate in any distribution of surplus assets or profits of the company.

   (3) In all other respects the "E" and "F" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

11. The rights, privileges and conditions attaching to "G" shares are as follows:

   (1) They shall not confer on the holders thereof any right to vote at any meeting of the Company's Members but the holders thereof shall be entitled to notice of and to attend any meeting of the Company's Members.

   (2) In all other respects the "G" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

12. The rights, privileges and conditions attaching to the "H" redeemable preference shares are as follows:

   (1) They shall entitle the holders thereof to receive notice of and to attend any meeting of the Company's Members but shall not confer any right to vote at such meetings except in one or more of the following circumstances:

      (a) on a proposal to reduce the share capital of the Company;

      (b) on a proposal that affects rights attached to the "H" redeemable preference shares;

      (c) on a proposal for the disposal of the whole property, business and undertaking of the Company;

      (d) during the winding up of the Company.

   (2) They shall confer to the holders thereof the right to receive from the profits of the Company a non-cumulative preferential dividend at the rate of 5% per annum on the capital for the time being paid up thereon in priority to the payment of any dividend on any other share in the Company.

   (3) Upon a reduction of capital or winding up of the Company they shall as regards return of paid up capital rank in priority to all other shares in the Company, but they shall not confer any right to participate in any distribution of surplus assets or profits of the Company.

   (4) Subject to Sections 254J and 254K of the Law they shall, at the option of the Company, be liable to be redeemed at the consideration paid for the "H" redeemable preference share on or before 30 June 2050, by giving written notice to the holders at their respective registered addresses and each such notice shall be accompanied by the Company's cheque for the amount payable to the holder to whom such notice is sent. The redemption shall take place on the seventh day after the date of posting such notice, and any "H" redeemable preference shares not so redeemed on 30 June 2050 shall not thereafter be capable of being redeemed.

13. The rights, privileges and conditions attaching to the "I" redeemable preference shares are as follows:

   (1) They shall entitle the holders thereof to receive notice of and to attend any meeting of the Company's Members but shall not confer any right to vote at such meetings except in one or more of the following circumstances:

(a) on a proposal to reduce the share capital of the Company;
(b) on a proposal that affects rights attached to the "I" redeemable preference shares;
(c) on a proposal for the disposal of the whole property, business and undertaking of the Company;
(d) during the winding up of the Company.

(2) They shall confer to the holders thereof the right to participate in any dividend declared and payable by the Company on the class of share held.

(3) Upon a reduction of capital or a winding up of the Company they shall as regards return of paid up capital rank after any issued "H" redeemable preference shares but in priority to all other shares in the Company, but they shall not confer any right to participate in any distribution of surplus assets or profits of the Company.

(4) Subject to Sections 254J and 254K of the Law they shall, at the option of the Company, be liable to be redeemed at the consideration paid for the "I" redeemable preference share on or before 1 May 2060, by giving written notice to the holders at their respective registered addresses and each such notice shall be accompanied by the Company's cheque for the amount payable to the holder to whom such notice is sent. The redemption shall take place on the seventh day after the date of posting such notice, and any "I" redeemable preference shares not so redeemed on 1 May 2060 shall not thereafter be capable of being redeemed.

14. The rights, privileges and conditions attaching to "J" shares are as follows:

(1) They shall not confer on the holders thereof any right to vote at any meeting of the Company's Members but shall be entitled to notice of and to attend any meeting of the Company's Members.

(2) They shall not confer on the holders thereof any rights on a winding up of the Company to participate in any distribution of surplus assets or profits of the Company.

(3) In the event of the death, bankruptcy, mental incapacity or serious or prolonged ill health of a sole Director who is also the only Member entitled to vote at a meeting of the Company's Members which results in that person being unable to carry out the duties of a Director, the holders of "J" shares will have the right to appoint a new Director by the passing of an ordinary resolution of the holders of "J" shares.

(4) In all other respects the "J" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

ISSUE OF SHARES AND VARIATION OF RIGHTS

15. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Law, shares in the Company may be issued by the Directors and any such share may be issued with such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors, subject to any resolution, determine.

16. Subject to the Law, the Company may issue preference shares which are, or at the option of the Company are, liable to be redeemed and such power may be exercised by the Directors.

17. (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class unless otherwise provided by the terms of issue of the shares of that class may be varied or cancelled with the consent in writing of the holders of the issued shares who are entitled to at least 75% of the votes that may be cast in respect of shares of that class, or by a special resolution passed at a separate meeting of the holders of the shares of that class.

(2) The provisions of this Constitution relating to meetings of the Company's Members apply so far as they are capable of application to every such separate meeting of the Member(s) of a class of shares except that:

(a) where there is more than one member of a class, a quorum is constituted by two persons, each being a Member or a proxy or Representative of a Member, who between them hold or represent one-third of the issued shares of the class; or

(b) where there is one member of a class, a quorum is constituted by that Member or a proxy or Representative of that Member; and

(c) any holder of shares of the class, present in person or by proxy or by Representative, may demand a poll.

(3) The rights attached to an existing class of preference shares shall be taken to be varied by the issue of new preference shares that rank equally with those existing preference shares unless the new issue is authorised by:

(a) the terms of issue of the existing preference shares; or
(b) the Company's constitution (if any) as in force when the existing preference shares were issued.

18. (1) The Company may pay brokerage or commission to a person in respect of that person or another person agreeing to take up shares in the Company.

(2) Payments by way of brokerage or commission may be satisfied by the payment of cash by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

19. (1) Except as required by law, the Company shall not recognise a person holding a share upon any trust.

(2) Except as otherwise provided by this Constitution or by law, the Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share or any other right in respect of a share except an absolute right of ownership in the registered holder.

20. (1) A person whose name is entered as a Member in the register of Members is entitled without payment to receive a certificate in respect of the share issued in accordance with the Law under the Seal or in such other manner permitted under the Law as the Directors determine but, in respect of a share or shares held jointly by several persons, the Company is not bound to issue more than one certificate.

(2) Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

LIEN

21. (1) The Company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

(2) The Company has a first and paramount lien on all shares (other than fully paid shares) registered in the name of a sole holder for all money presently payable by him or his estate to the Company.

(3) The Directors may at any time exempt a share wholly or in part from the provisions of this Clause.

(4) The company's lien (if any) on a share extends to all dividends payable in respect of the share.

22. (1) Subject to Clause 22.(2), the Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien.

(2) A share on which the Company has a lien shall not be sold unless:

(a) a sum in respect of which the lien exists is presently payable; and

(b) the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

23. (1) For the purpose of giving effect to a sale mentioned in Clause 22, the Directors may authorise a person to transfer the shares sold to the purchaser of the shares.

(2) The Company shall register the purchaser as the holder of the shares comprised in any such transfer and he is not bound to see to the application of the purchase money.

(3) The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

24. The proceeds of a sale mentioned in Clause 22 shall be applied by the Company in payment first of the expenses of the sale, then of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable, that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

25. (1) The Directors may make calls upon the Members in respect of any money unpaid on the shares of the Members and not by the terms of issue of those shares made payable at fixed times.

(2) Each Member shall, upon receiving at least 14 days' notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his shares.

(3) The Directors may revoke or postpone a call.

26. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

27. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

28. If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate as the Directors determine, but the Directors may waive payment of that interest wholly or in part.

29. Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date shall for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

30. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

31. (1) The Directors may accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

(2) The Directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed upon between the Directors and the Member paying the sum.

(3) for the purpose of Clause 31.(2), the prescribed rate of interest is:

(a) if the Company has, by resolution, fixed a rate - the rate so fixed; and

(b) in any other case - 8% per annum.

TRANSFER OF SHARES

32. (1) Subject to this Constitution, a Member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the Directors approve.

(2) An instrument of transfer referred to in Clause 32.(1) shall be executed by or on behalf of both the transferor and the transferee.

(3) A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of Members in respect of the shares.

33. The instrument of transfer must be left for registration at the registered office of the Company, accompanied by the certificate of the shares to which it relates and such other information as the Directors properly require to show the right of the transferor to make the transfer, and thereupon the Company shall, subject to the powers vested in the Directors by this Constitution, register the transferee as a Member.

34. (1) The Directors in their absolute and uncontrolled discretion may refuse to register any transfer of shares without assigning any reason therefor.

(2) No transfer of shares shall be registered if upon its registration the number of Members of the Company would exceed the maximum number prescribed by Clause 5.(1).

35. The registration of transfers may be suspended at such times and for such periods as the Directors from time to time determine not exceeding in the whole 30 days in any one calendar year.

TRANSMISSION OF SHARES

36. In the case of the death of a Member, the survivor where the deceased was a joint holder, and the legal personal representative of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but this Clause does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons.

37. (1) Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such information being produced as is properly required by the Directors, elect either to be registered himself as a holder of the share or to have some other person nominated by him registered as the transferee of the share.

(2) If the person becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by himself stating that he so elects.

(3) If he elects to have another person registered, he shall execute a transfer of the share to that other person.

(4) All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, and the registration of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

38. (1) Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be, is, upon the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company's Members, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt.

(2) Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purpose of this Constitution, be deemed to be joint holders of the share.

FORFEITURE OF SHARES

39. (1) If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice to him requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued.

(2) The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

40. (1) If the requirements of a notice served under Clause 39 are not complied with, any share in respect of which the notice has been given may at anytime thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

(2) Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

41. A forfeited share may be sold, reissued or otherwise disposed of on such terms and in such manner as the Directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

42. A person whose shares have been forfeited ceases to be a Member in respect of the forfeited shares, but remains liable to pay to the Company all money that, at the date of forfeiture, was payable by him to the Company in respect of the shares (including interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the Directors think fit to enforce payment of the interest), but his liability ceases if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares.

43. A statement in writing declaring that the person making the statement is a director or a secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated, in the statements as against all persons claiming to be entitled to the share.

44. (1) The Company may receive the consideration (if any) given for a forfeited share on any sale, reissue or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

(2) Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

(3) The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale, reissue or disposal of the share.

45. The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

46. The company may by ordinary resolution passed at a general meeting:

(1) convert all or any of its shares into larger or smaller numbers of shares; or

(2) cancel shares that have been forfeited under the terms on which the shares are on issue.

47. (1) Unless the Company by an ordinary resolution passed at a general meeting authorises the Directors to make an issue of shares of a particular class, the Directors must, before issuing shares of a particular class, offer them to existing holders of shares of that class.

(2) Subject to Clause 47.(5), the number of shares to be offered to each Member must be in proportion to the number of shares of that class that they already hold.

(3) The offer shall be made by notice specifying the number of shares offered and the period of time within which the offer, if not accepted, will be deemed to be declined.

(4) After the expiration of that time or on being notified by the person to whom the offer is made that he declines to accept the shares offered, the Directors may issue those shares in such a manner as they think most beneficial to the Company.

(5) Where, by reason of the proportion that shares proposed to be issued bear to shares already held, some of the first-mentioned shares cannot be offered in accordance with Clause 47.(2), the Directors may issue the shares that cannot be so offered in such manner as they think most beneficial to the Company.

48. Subject to the Law, the Company may:

(1) reduce its share capital in any manner;

(2) buy back its own shares.

General Meetings

49. Any Director may whenever he thinks fit convene a meeting of the Company's Members.
50. A general meeting shall be convened by the Directors on the request of the Members in accordance with section 249D of the Law.
51. A general meeting may be convened by the Members in accordance with sections 249E and 249F of the Law.
52. The Company may hold a meeting of its Members at 2 or more venues using any technology that gives the Members as a whole a reasonable opportunity to participate.
53. Subject to the provisions of the Law relating to agreements for shorter notice, at least 21 days notice must be given of a meeting of the Company's Members.
54. (1) Notice of every meeting of the Company's Members shall be given in the manner authorised by Clause 115 to
    (a) every Member and to every Director;
    (b) every person entitled to a share in consequence of the death or bankruptcy of a Member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and
    (c) the auditor for the time being of the Company.
    (2) No other person is entitled to receive notices of meetings of the Company's Members.
55. A notice of a meeting of the Company's Members shall;
    (1) specify the place, the date and the time of meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this;
    (2) state the general nature of the business to be transacted at the meeting; and
    (3) contain such other information as is required by section 249L of the Law.

Proceedings at General Meetings

56. (1) No business shall be transacted at any meeting of the Company's Members unless a quorum of Members is present at the time when the meeting proceeds to business.
    (2) Two persons each being a Member or a proxy or a Representative of a Member shall be a quorum for a meeting of the Company's Members. If the Company has only one Member, that Member may pass a resolution by the Member recording it and signing the record.
57. If a quorum is not present within half an hour from the time appointed for the meeting:
    (1) where the meeting was convened upon the request of Members - the meeting shall be dissolved; or
    (2) in any other case:
    (a) the meeting stands adjourned to such day, and at such time and place, as the Directors determine or, if no determination is made by the Directors, to the same day in the next week at the same time and place; and
    (b) if at the adjourned meeting a quorum is not present within half an hour from the time appointed for such adjourned meeting, then the meeting shall be dissolved.
58. (1) The Directors may elect an individual to chair a meeting of the Company's Members.
    (2) Where a meeting of the Company's Members is held and:
    (a) a chairman has not been elected as provided by Clause 58.(1); or
    (b) the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act for all or part of the meeting,

the Members present shall elect one of their number to be chairman of the meeting (or part of it).

59. (1) The chairman shall adjourn a meeting of the Company's Members from time to time and from place to place if the Members present with a majority of votes that may be cast at that meeting agree or direct the chairman to do so. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
    (2) When a meeting of the Company's Members is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.
    (3) Except as provided by Clause 59.(2), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
60. (1) At any meeting of the Company's Members a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before a vote is taken or before or immediately after the declaration of the result of the show of hands) demanded:
    (a) by the chairman;
    (b) by at least 2 Members entitled to vote in the resolution; or
    (c) by a Member or Members with at least 5% of the votes that may be cast on the resolution on a poll.
    (2) Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number of proportion of the votes recorded in favour of or against the resolution.
    (3) The demand for a poll may be withdrawn.
61. (1) If a poll is duly demanded, it shall be taken in such manner and (subject to Clause 61.(2)) at once after either an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.
    (2) A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately.
62. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting of the Company's Members at which the show of hands takes place or at which the poll is demanded, has a casting vote in addition to any vote he may have in his capacity as a Member.
63. Subject to any rights or restrictions for the time being attached to any class or classes of shares:
    (1) at meetings of the Company's Members or classes of Members each Member entitled to vote may vote in person or by proxy or by a Representative or by attorney; and

(2) on a show of hands every person present who is a Member or a proxy or an attorney or a Representative of a Member has one vote, and on a poll every person present in person or by proxy or attorney or by a Representative has one vote for each share he holds.

64. If the share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the register of Members counts.

65. If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the Member in relation to a meeting of the Company's Members as if the committee, trustee or other person were the Member.

66. A Member is not entitled to vote at a meeting of the Company's Members unless all calls and other sums presently payable by him in respect of shares in the Company have been paid.

67. (1) An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

(2) Any such objection shall be referred to the chairman of the meeting of the Company's Members, whose decision is final.

(3) A vote not disallowed pursuant to such an objection is valid for all purposes.

68. (1) A Member who is entitled to attend and vote at a meeting of the Company Members or at a meeting of any class of Members of the Company is entitled to appoint not more than 2 other persons (whether Members or not) as the Member's proxy or proxies or attorneys, as the case may be, to attend and vote instead of the Member at the meeting.

(2) A proxy or attorney may be appointed for all meetings or for any number of meetings or for a particular purpose. The appointment may specify the proportion or number of votes that the proxy may exercise.

(3) Where a Member appoints 2 proxies or attorneys, the appointment is of no effect unless each proxy or attorney, as the case may be, is appointed to represent a specified proportion or number of the Member's voting rights.

(4) Any instrument of proxy in which the name of the appointee is not filled in will be deemed to be given in favour of the chairperson.

69. (1) An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a body corporate, either under seal or in accordance with the Law or under the hand of an officer or attorney duly authorised.

(2) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote in the resolution except as specified in the instrument.

(3) An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

(4) An instrument appointing a proxy shall be in the following form or in a form that is a similar to the following form as the circumstances allow:

[Name of company]

I/we, , of , being a member/members of the abovenamed company, hereby appoint of or, in his absence, of as my/our proxy to vote for me/us on my/our behalf at the general meeting of the company to be held on the day of 20 and at any adjournment of that meeting.

+This form is to be used in favour of/* against the resolution.
Signed this day of 20 .
*Strike out whichever is not desired.
+To be inserted if desired.

70. An instrument appointing a proxy shall not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a notarially certified copy of that power or authority, is or are deposited, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, at the registered office of the Company or at such other place in Australia as is specified for that purpose in the notice convening the meeting.

71. A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

72. (1) If all Members entitled to vote on a resolution have signed a document containing a statement that they are in favour of that resolution of the Members in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the Company's Members held on the day on which the document was signed and at a the time at which the document was last signed by a Member or, if the Members signed the document on different days, on the day on which, at the time at which, the document was last signed by a Member.

(2) For the purposes of Clause 72.(1) two or more separate documents containing statements in identical terms each of which is signed by one or more Members shall together be deemed to constitute one document containing a statement in those terms signed by those Members on the respective days on which they signed the separate documents.

Appointment, Removal and Remuneration of Directors

73. Subject to Clause 79:
  (1) The number of the Directors and the names of the first Directors shall be determined in writing by the persons specified in the application for the Company's registration under the Law as persons who consent to become Members of the Company or a majority of them.
  (2) The Company may by resolution increase or reduce the number of Directors.
  (3) It shall not be necessary for any Director to hold any share qualification.

74. Subject to Clause 79, the Directors may at any time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the number determined in accordance with this Constitution.

75. Subject to Clause 79, the Company may by resolution remove any director, and may by resolution appoint another person in his stead.

76. Subject to Clause 79, a director appointed under any of Clauses 73, 74 or 75 shall hold office until he dies, or until his office becomes vacant by virtue of the Law, the SIS Act or this Constitution.

77. (1) The Directors shall be paid such remuneration as is from time to time determined by the Company in general meeting.
  (2) The remuneration shall be deemed to accrue from day to day.
  (3) The Directors may also be paid all travelling and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.
  (4) If any Director is called upon to perform extra services or to make any special exertion in going or residing abroad or otherwise for any of the purposes of the Company, subject to the Law the Company may pay additional remuneration or provide benefits to that Director as the Directors determine.

78. In addition to the circumstances in which the office of a director becomes vacant by virtue of the Law and the SIS Act, the office of a Director becomes vacant if the Director:
  (1) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;
  (2) resigns office by notice in writing to the Company; or
  (3) is absent without the consent of the Directors from meetings of the Directors held during a period of six months.

Company as Trustee of a Superannuation Fund

79. (1) Notwithstanding anything contained in this Constitution to the contrary, the following Clauses shall apply where the Company acts, and while the Company continues to act, as the trustee of a superannuation fund (the "Fund") which is:
    (a) an employer-sponsored fund: and
    (b) not a public offer superannuation fund; and

  which is required by the SIS Act to comply with the basic equal representation rules as defined in that Act.
  (2) The board of Directors of the Company shall consist of equal numbers of employer representatives and member representatives, appointed in accordance with the election procedures that apply to the Fund.
  (3) A director may be removed from office in accordance with the procedure specified in the election and removal of Directors procedures that apply to the Fund.

Powers and Duties of Directors

80. (1) Subject to the Law and to any other provision of this Constitution, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Law or by this Constitution, required to be exercised by the Company in general meeting.
  (2) Without limiting the generality of Clause 80.(1), the Directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.
  (3) If the Company is a wholly owned subsidiary of a holding company, the Directors may act in the best interests of that holding company.

81. (1) The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for such period and subject to such conditions as they think fit.
  (2) Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him.

82. All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts of money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, where there is one Director, by that Director, and where there are two or more Directors by any 2 Directors or in such other manner as the Directors determine.

83. If the Directors or any of them or any person become or about to become personally liable for the payment of any sum due from the Company, the Directors may execute or cause to be executed any mortgage, charge, bill of sale or security over or affecting the whole or any part of the assets of the Company in order to secure the Directors or persons so becoming liable from any loss in respect of such liability.

PROCEEDING OF DIRECTORS

84. (1) The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(2) Where there are 2 or more Directors, a director at any time, and a secretary shall on the requisition of a director, convene a meeting of the Directors. Notice of every Director's meeting shall be given to each director and alternate director who is within Australia.

(3) Without limiting the discretion of the Directors to regulate their meetings under Clause 84.(1), a meeting of Directors for the purposes of this Clause may be a standing one. A Director may only withdraw his consent within a reasonable time before the meeting of Directors.

(4) Notwithstanding that the Directors are not present together in one place at the time a meeting of Directors held using technology, a resolution passed by such a meeting will be deemed to have been passed at a meeting of the Directors held on the day on which and at the time at which it was held.

(5) The provisions of this Constitution relating to proceedings of Directors apply to a meeting of Directors held using technology to the extent that they are capable of applying, and with the necessary changes.

(6) A Director present at the commencement of a meeting of Directors held using technology will be conclusively presumed to have been present and, subject to other provisions of this Constitution, to have formed part of the quorum throughout the meeting.

(7) Any minutes of a meeting of Directors held using technology purporting to be signed by the chairman of that conference or by the chairperson of the next succeeding meeting of Directors will be sufficient evidence of the observance of all necessary formalities regarding the convening and conduct of the meeting.

(8) When by the operation of Clause 84.(4) a resolution is deemed to have been passed at a meeting of the Directors, that meeting will be deemed to have been held at such place as is determined by the chairman of the relevant meeting, provided that at least one of the Directors who took part in the meeting was at such place for the duration of the meeting.

85. At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is:

(1) where the Company acts, and while the Company continues to act, as trustee of a superannuation fund referred to in Clause 79 (the "Fund"), such number as is required to comply with the SIS Act or as is otherwise applicable to the Fund; or

(2) where there are 2 or more Directors, such number as is determined by the Directors and, unless so determined is 2.

86. A Director or Alternate Director interested in a contract or arrangement within the meaning of Clause 89 shall be counted in a quorum not withstanding his interest.

87. (1) Where there is one Director, that Director may pass a resolution of Directors by recording the resolution and signing the record.

(2) Where there is one Director, that Director may make a declaration by recording the declaration and signing the record.

88. (1) Subject to this Constitution, questions arising at a meeting of 2 or more Directors shall be decided by a majority of votes of Directors present and voting and any such decision shall for all purposes be deemed a decision of the Directors.

(2) In case of an equality of votes, the chairman of the meeting, has a casting vote in addition to any vote he may have in his capacity as a Director.

(3) Notwithstanding anything in this constitution to the contrary, where the Company is acting as the trustee of a superannuation fund in the circumstances referred to in Clause 79, questions arising at a meeting of Directors shall be decided by a majority of votes of two-thirds of the Directors, whether present at a meeting or not and the chairman of the meeting does not have a casting vote. For this purpose, an Alternate Director who is attending the meeting in substitution for a Director who is not present at the meeting, shall be regarded as being a Director.

89. (1) No Director shall be disqualified by his office from holding any other office or place of profit under the Company or from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director be liable to account to the Company for any profit arising from such office or place of profit or realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established, but where there are 2 or more Directors of the Company the nature of a director's interest must be disclosed by him in any manner required by the Law.

(2) A Director may as a director vote in respect of any contract arrangement in which he is interested in the manner described in Clause 89.(1). A Director may affix the Seal or be appointed to sign on behalf of the Company a document evidencing a contract or arrangement in which the Director is interested shall not in any way affect the validity of the document.

90. Subject to Clause 79:

(1) A Director may, with the approval of the other Directors, appoint a person (whether a Member of the Company or not) to be an alternate director in his place during such period as he thinks fit.

(2) An alternate director is entitled to notice of meetings of the Directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in his stead. If the alternate director is already a Director of the Company he shall be entitled to vote on his own behalf as well as on behalf of the Director appointing him, but for the purpose of determining whether a quorum is present, he shall be counted only once.

(3) An alternate director may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate director shall be deemed to be the exercise of the power by the appointor.

(4) An alternate director is not required to have any share qualifications.

(5) The appointment of an alternate director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the alternate director has not expired, and terminates in any event if the appointor vacates office as a Director.

(6) An appointment, or the termination of an appointment, of an alternate director shall be effected by a notice in writing signed by the Director who makes or made the appointment and served on the Company.

91. (1) In the event of a vacancy or vacancies in the office of a Director or offices of Directors, any remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of increasing the number of Directors to a number sufficient to constitute such a quorum or of convening a general meeting of the Company.

(2) In the event of death, bankruptcy or mental incapacity of a sole director who is also the sole Member of the company, any personal representative, trustee or trustee in bankruptcy of the former director who is duly appointed to administer the former director's estate or property may appoint a person (including himself) as a director of the Company.

92. (1) The Directors shall elect one of their number as a chairman of their meetings and may determine the period for which he is to hold office.

(2) Where such a meeting is held and:

(a) a chairman has not been elected as provided by Clause 92.(1), or

(b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act, for all or part of the meeting

the Directors present shall elect one of their number to be a chairman of the meeting (or part of it).

93. Where there are 2 or more Directors:

(1) The Directors may delegate any of their powers to a committee of Directors, a Director, an employee of the Company or any other person.

(2) A delegate under Clause 93.(1) must exercise the powers delegated in accordance with any directions of the Directors and the exercise of any of those powers is as effective as if the Directors had exercised them.

(3) The members of a committee delegated powers under Clause 93.(1) may elect one of their number as chairman of their meetings.

(4) Where such a meeting is held and:

(a) a chairman has not been elected as provided by Clause 93.(3); or

(b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act for all or part of the meeting,

the members present may elect one of their number to be chairman of the meeting (or part of it).

(5) A committee may meet and adjourn as it thinks proper.

(6) Questions arising at a meeting of a committee shall be determined by a majority of votes, of the committee members present and voting.

(7) In the case of an equality of votes, the chairman, has a casting vote in addition to any vote he may have in his capacity as a committee member.

94. (1) If all the Directors entitled to vote on a resolution have signed a document containing a statement that they are in favour of that resolution of the Directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the Directors held on the day on which the document was signed and at the time at which the document was last signed by a director or, if the Directors signed the document on different days, on the day on which, and at the time at which, the document was last signed by a director.

(2) For the purposes of Clause 94.(1), two or more separate documents containing statements in identical terms each of which is signed by one or more Directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

95. All acts done by any meeting of the Directors or of a committee of directors or by any person acting as a director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of the committee, or to act as, a director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee.

96. Notwithstanding anything contained in this Constitution to the contrary, where the Company acts, and while the Company continues to act, as the trustee of a superannuation fund referred to in Clause 79 (the "Fund"), the Directors shall convene meetings and the voting rights at those meetings shall be exercised in accordance with the SIS Act or otherwise in accordance with the procedures applicable to the Fund.

MANAGING DIRECTOR AND GOVERNING DIRECTOR

97. (1) The Directors may from time to time appoint one or more of their number to the office of managing director for such period and on such terms as they think fit, and subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

(2) The appointment of any such managing director shall automatically terminate if he ceases from any cause to be a Director.

98. A managing director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors determine.

99. (1) The Directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a managing director any of the powers exercisable by them.

(2) Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors.

(3) The Directors may at any time withdraw or vary any of the powers so conferred on a managing director.

100. (1) The Company may from time to time by ordinary resolution passed at a general meeting appoint one of their number to the office of governing director.

(2) For as long as a governing director holds office, all powers, authorities and discretions vested in the Directors by the Law or this Constitution will be vested in the governing director alone.

(3) For so long as a governing director holds office, all other Directors for the time being of the Company (including any managing director appointed under Clause 97) will:

(a) exercise only such powers as the governing director may confer on them; and

(b) be subject to the control of the governing director.

(4) For so long as a governing director is a Director, he will be the chairman of the Directors and the chairman of every meeting of the Members of the Company.

ASSOCIATE DIRECTORS

101. (1) The Directors may from time to time appoint any person to be an associate director and may from time to time terminate any such appointment. A person so appointed is not required to hold any shares to qualify him for the appointment.

(2) The Directors may from time to time determine the powers, duties and remuneration of any person so appointed.

(3) Except by the invitation and with the consent of the Directors, an associate director does not have any right to attend or vote at any meeting of Directors.

SECRETARY

102. A secretary of the Company holds office on such terms and conditions, as to remuneration and otherwise, as the Directors determine.

EXECUTION OF DOCUMENTS

103. (1) If the Company has a Seal, the Directors shall provide for the safety custody of the Seal.

(2) The Seal shall be used only by the authority of the Directors, or of a committee of the directors authorised by the Directors to authorise the use of the seal.

(3) The Company may execute a document using a Seal if the Seal is affixed to the document and the affixing of the Seal is witnessed by:

(a) 2 Directors;
(b) a Director and a Secretary;
(c) a Director and another person appointed by the Directors for this purpose; or
(d) if the Company has a sole Director who is also the sole Secretary, that Director.
(e) if the Company has a sole Director and no Secretary, that Director.

(4) The Company may execute a document without using a Seal if the document is signed by:

(a) 2 Directors;
(b) a Director and a Secretary;
(c) a Director and another person appointed by the Directors for this purpose; or
(d) if the Company has a sole Director who is also the sole Secretary, that Director.
(e) if the Company has a sole Director and no Secretary, that Director.

INSPECTION OF RECORDS

104. (1) The Company will keep such accounting and other records of the business of the Company as it is required to keep by the Law.

(2) The Company will send such documents to such persons as are required by Section 314 and 316 of the Law.

(3) The Directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members other than Directors, and a Member other than a Director does not have the right to inspect any document of the Company except as provided by law, as provided in this Constitution or as authorised by the Directors or by the Company in general meeting.

105. (1) The Directors will cause minutes of:

(a) all proceedings and resolutions of meetings of the Company's Members;
(b) all proceedings and resolutions of meetings of the Directors, including meetings of committees of Directors;
(c) all resolutions passed by Members without a meeting;
(d) all resolutions passed by the Directors without a meeting; and
(e) where there is one Director, all declarations made by the Director,

to be duly entered in books kept for that purpose in accordance with the Law.

(2) Books containing the minutes of proceedings of meetings of the Company's Members and resolutions passed by Members without a meeting in accordance with Clause 72 will be open for inspection by any Member without charge.

106. The Register of Members, the Register of Options and the Register of Debenture Holders will be open for inspection by any Member, a registered option holder or a registered debenture holder without charge.

DIVIDENDS AND RESERVES

107. (1) The Directors (without the sanction of a general meeting), or a general meeting on the recommendation of the Directors, may declare a dividend whether interim or final to be paid to the Members out of profits according to the Member's rights and interests in the profits at the time of entitlement to dividend, subject to Clause 107.(4)

(2) A general meeting shall not declare a larger dividend than is recommended by the Directors.

(3) The Directors may in their discretion declare and pay or recommend such dividends as in their opinion the position of the Company justifies. The Directors may fix the time for payment of a dividend and if no time is so fixed the dividend shall be payable forthwith upon its declaration.

(4) Where at any time there is more than one class of share on issue, then subject to the rights applicable to the shares concerned, dividends whether interim or otherwise may be declared and paid at different rates for different classes of shares and may be declared and paid on the shares of any one or more class or classes of shares to the exclusion of the shares of any other class or classes of shares provided that the shares comprising a particular class of shares shall as between those shares participate in any such dividends declared equally.

108. Interest is not payable by the Company in respect of any dividend.

109. (1) The Directors may, before declaring or recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

(2) Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

(3) The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

110. (1) Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

(2) All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

(3) An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this Clause to be paid or credited as paid on the share.

111. The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

112. (1) The Directors or any general meeting declaring a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, any other corporation, and the Directors shall give effect to such a resolution.

(2) Where a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient.

113. (1) Any dividend, interest or other money payable in cash in respect of shares may be paid in any manner as determined by the Directors including:

- (a) directly crediting the account nominated by the Member from time to time; or
- (b) by cheque sent through the post directed to:
  - (i) the address of the holder as shown in the register of Members, or in the case of joint holders, to the address shown in the register of Members as the address of the joint holder first named in that register; or
  - (ii) to such other address as the holder or joint holders in writing directs or direct.

(2) Any one of 2 or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

CAPITALISATION OF PROFITS

114. (1) Subject to Clause 114.(2) and the Law, the Company in general meeting may resolve that it is desirable to capitalise any sum, being the whole or part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members, and that that sum be applied, in any of the ways mentioned in Clause 114.(3), for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

(2) The Company shall not pass a resolution as mentioned in Clause 114.(1) unless the resolution has been recommended by the Directors.

(3) The ways in which a sum may be applied for the benefit of Members under Clause 114.(1) are:

- (a) in paying up any amounts unpaid on shares held by Members;
- (b) in paying up in full unissued shares or debentures to be issued to Members as fully paid; or
- (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

(4) The Directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

- (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and
- (b) authorise any person to make, on behalf of all the Members entitled to any further shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised;

and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the Members concerned.

NOTICES

115. (1) A notice may be given by the Company to any Member either:

- (a) by serving it on him personally;
- (b) by sending it by post to him at the address shown in the register of Members or the address supplied by the Member for the purposes of serving notices on the Member; or
- (c) by sending it by facsimile transmission to a facsimile number nominated by the Member for the purpose of serving notices on the Member.

(2) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice and to have been effected in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(3) Where a notice is sent by facsimile, service of the notice shall be deemed to be served on receipt by the Company of a transmission report confirming successful transmission.

(4) A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of Members in respect of the share.

(5) A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a Member by serving it on him personally or by sending it to him by post addressed to him by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) within Australia supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

WINDING UP

116. (1) If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members, subject to the rights of holders of shares issued with special rights on winding up of the Company.

(2) The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

INDEMNITY

117. (1) To the extent permitted by law, the Company:

(a) indemnifies every person who is, or has been, a Director or Secretary; and

(b) may, by deed, indemnify or agree to indemnify a person who is, or has been an Officer of a Group Company,

against a liability incurred by that person, in his or her capacity as such a Director, Secretary or Officer, to another person provided that liability is not:

(c) an Excluded Liability; or

(d) a liability for legal costs and expenses.

(2) To the extent permitted by law, the Company:

(a) indemnifies every person who is, or has been, a Director or Secretary; and

(b) may, by deed, indemnify or agree to indemnify a person who is, or has been, an Officer of a Group Company,

against legal costs and expenses (other than Excluded Legal Costs) incurred by that person in defending Proceedings for a liability incurred by that person in his or her capacity as such a Director, Secretary or Officer.

(3) To the extent permitted by law, the Company may make a payment (either by way of advance, loan or otherwise) to a Director or Secretary for the legal costs and expenses incurred by him or her in defending Proceedings for a liability incurred in his or her capacity as a Director or Secretary provided that:

(a) the legal costs and expenses are not Excluded Legal Costs at the time the payment is made; and

(b) the Director or Secretary is obliged to repay the legal costs and expenses to the extent that they become Excluded Legal Costs.

(4) To the extent permitted by law, the Company may pay, or agree to pay, a premium for a contract insuring a person who is, or has been, an Officer of a Group Company against a liability:

(a) incurred by that person in his capacity as an Officer of a Group Company or in the course of acting in connection with the affairs of a Group Company or otherwise arising out of holding office as an Officer of a Group Company, provided that the liability does not arise out of conduct involving a wilful breach of duty in relation to a Group Company or a contravention of sections 182 or 183 of the Law; and

(b) for legal costs and expenses incurred by that person in defending or resisting Proceedings, whatever their outcome.

(5) In this Clause 117:

(a) the term "Excluded Legal Costs" means legal costs which the Company is prohibited from indemnifying a person against under section 199A(3) of the Law;

(b) the term "Excluded Liability" means a liability which the Company is prohibited from indemnifying a person against under section 199A(2) of the Law;

(c) the term "Group Company" means the Company or a subsidiary of the Company;

(d) the term "Officer" has the meaning in section 9 of the Law;

(e) the term "Proceedings" means any proceedings, whether civil or criminal, in which it is alleged that the person has done or omitted to do some act, matter or thing in his capacity as an Officer of a Group Company or in the course of acting in connection with the affairs of a Group Company or otherwise arising out of the person holding office as an Officer of a Group Company, including proceedings alleging that he or she was guilty of negligence, default of trust or breach of duty in relation to a Group Company.

LOANS MADE TO SHAREHOLDERS

118. (1) The Directors may, by a resolution in the form of the First Schedule, resolve to make a loan from the Company to any Member.

(2) Unless otherwise agreed, every loan made by the Company from time to time, in any period, shall be on the terms set out in the Second Schedule.

(3) Subject to this Clause 118, each Member shall, pursuant to section 140(1) of the Law, be deemed to have accepted that all loans made from time to time shall be made by the Company on the terms set out in the Second Schedule.

FIRST SCHEDULE

MINUTE BOOK

Minutes of Meeting of Directors of
CO2 Technologies Pty Ltd
A.C.N. 112 868 756

HELD AT:

PRESENT: (Chairman)

QUORUM: The chairman noted that a quorum was present at the meeting comprising directors entitled to vote on the proposed resolutions.

RESOLUTION: IT WAS RESOLVED that a loan be made to [Name of Member] on the terms set out in the Second Schedule.

CLOSURE: There being no further business, the meeting was then terminated.

Signed as a true and correct record.

signed ....

dated ....

SECOND SCHEDULE

LOAN FACILITY AGREEMENT

LOAN FACILITY AGREEMENT made at on .

PARTIES

BETWEEN: **CO2 Technologies Pty Ltd** **(The "Lender")**
ACN 112 868 756

AND: **The member or members as determined by a resolution in the form shown in the First Schedule.** **("Borrower")**

RECITALS:

A. The Lender has agreed to provide a loan facility to the Borrower in accordance with this Agreement.

THE PARTIES AGREE:

DEFINITIONS AND INTERPRETATION

1. **Definitions**

In this Agreement, unless the context or subject matter otherwise require:

"Act" means the *Income Tax Assessment Act* 1936 and 1997, as amended, consolidated, re-written or re-enacted from time to time, and includes any regulations made pursuant to that Act;

"Advance" means any advance or loan made to the Borrower by the Lender after the date of this Agreement;

"Agreement" means this loan facility agreement (including the recitals);

"Authorised Representative" means:

(a) in respect of a party which is a corporation:
  (i) a company secretary or director or any officer of the corporation whose title or office includes the words "manager" or "director"; or
  (ii) a person acting with the title or in the office of manager or director; and

(b) in respect of each party, a solicitor of that party or a person nominated by Notice to the other party as an authorised representative;

"Claim" means, in relation to a person, a claim, demand, remedy, suit, damage, loss, cost, liability, action, proceeding, right of action, claim for compensation or reimbursement or liability incurred by or to be made or recovered by or against the person, however arising and whether ascertained or unascertained, or immediate, future or contingent;

"Controller" has the meaning given in section 9 of the Corporations Act;

"Due Date" in relation to an Advance, is defined in clause 3.

"Insolvency Provision" means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

"Interest Rate", in relation to a year, is defined in clause 5;

"Jurisdiction" means the state/territory of New South Wales;

"Notice" means a written notice, consent, approval, direction, order or other communication;

"Obligation" means any legal, equitable, contractual, statutory or other obligation, agreement, covenant, commitment, duty, undertaking or liability;

"Outstanding Balance" means, on any day, the aggregate of all money owing or payable actually or contingently by the Borrower to the Lender under this Agreement on that day;

"Principal Sum" means the total of all Advances made by the Lender to the Borrower;

"Term", in relation to an Advance, is defined in clause 3;

"Year" means the Lender's year of income as defined in the Act.

2. **Interpretation**

In the interpretation of this Agreement, unless the context or subject matter otherwise require:

(a) singular includes plural and vice versa;

(b) any gender includes every gender;

(c) a reference to a person includes corporations, trusts, associations, partnerships, a Government Authority, and other legal entities, and where necessary, include successor bodies;

(d) references to months are references to calendar months;

(e) headings and the table of contents are used for convenience only and are to be disregarded in the interpretation of this Agreement;

(f) a reference to a party includes that party's executors, administrators, substitutes, successors and permitted assigns.

REPAYMENT OF ADVANCES

3. **Term and Due Date**

(a) The Term for each Advance under this Agreement shall be the maximum term, as defined in section 109N(3)(b) of the Act or any regulations made thereunder, for an Advance of that kind.

(b) The parties acknowledge that unless and until section 109N(3)(b) is amended, or any regulations are made thereunder, the maximum term is 7 years for any Advance.

(c) The Term for each Advance shall be deemed to have commenced on the date the Advance was made, and the Due Date for each Advance shall be one business day before the date on which the Term expires.

4. **Repayment**

Each Advance shall be repaid in full, with interest, by its Due Date.

INTEREST AND YEARLY REPAYMENTS

5. **Interest Rate**

(a) The Interest Rate must be determined afresh at the beginning of each Year, but thereafter remains constant throughout the Year.

(b) The Interest Rate for a Year shall be the benchmark interest rate, as defined in section 109N(2) of the Act or any regulations made thereunder.

(c) The parties acknowledge that unless and until section 109N(2) of the Act is amended, or any regulations are made thereunder, the benchmark interest Rate is the Indicator Lending Rates - Bank variable housing loans interest Rate last published by the Reserve Bank of Australia before the start of the Year.

6. **Interest Free Period**

An Advance shall be free of interest until the end of the Year in which it is made.

7. **Accrual of Interest**

Interest shall be calculated daily by applying the Interest Rate to the Outstanding Balance (less any Advances made during the current Year). Interest shall become payable on the last day of each Year.

8. **Yearly Repayments**

(a) The Borrower shall make one repayment in respect of the entire Outstanding Balance on or before the last day of each Year. The amount of this repayment shall be the minimum amount necessary to prevent the Outstanding Balance being treated as a dividend by reason of section 109E of the Act.

(b) The parties acknowledge that unless and until section 109E of the Act is amended, or any regulations are made thereunder, the amount referred to in paragraph (a) above is the minimum yearly repayment worked out in accordance with section 109E(6) of the Act.

DEFAULT

9. **Events of Default**

At the option of the Lender, the Outstanding Balance shall become immediately due and payable by the Borrower to the Lender notwithstanding any previous delay or waiver by the Lender, if:

(a) the Borrower does not pay any money payable under this Agreement as and when it falls due;

(b) the Borrower is in breach of any provision of this Agreement;

(c) the Borrower is unable to pay its debts or certifies that it is unable to pay its debts as and when they fall due;

(d) a receiver, manager, receiver and manager, trustee, administrator, Controller or similar officer is appointed in respect of the Borrower;

(e) a liquidator or provisional liquidator is appointed in respect of any corporate Borrower;

(f) any application (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

 (i) appointing a person referred to in clause 9.(d) or 9.(e);

 (ii) winding up a corporate Borrower; or

 (iii) proposing or implementing a scheme of arrangement in respect of a corporate Borrower;

(g) any event or conduct occurs which would enable a court to grant a petition, or an order is made, for the bankruptcy of a Borrower who is an individual or their estate under any Insolvency Provision;

(h) a moratorium of any debts of a Borrower or an official assignment or a composition or an arrangement (formal or informal) with a Borrower's creditors or any similar proceeding or arrangement by which the assets of a Borrower are subject conditionally or unconditionally to the control of a Borrower's creditors is ordered, declared or agreed to or is applied for and the application is not withdrawn or dismissed within 7 days;

(i) a Borrower becomes, or admits in writing that it is, or is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts;

(j) any distress, execution or sequestration or other process is levied or enforced upon or any order is made against the property and assets of the Borrower and is not paid out, removed or discharged within 7 days.

(k) a Borrower dies;

(l) a Borrower creates a purpose to assign or create any charge, pledge or lien over the property the subject of any security of any part thereof without the prior consent of the Lender.

10. **Default Charge**

Where the Borrower does not pay an amount payable under this Agreement when it is due, the Borrower will pay to the Lender interest on that overdue amount calculated at the Interest Rate on daily balances from the day the amount fell due and was unpaid to the day it is paid.

11. **Remedy Default**

The Lender may, if it thinks fit, remedy any default of the Borrower and the Borrower agrees to repay on demand any sum expended to paid to make good such default and such sum shall bear interest at the Interest Rate.

REPRESENTATIONS AND WARRANTIES

12. **Representations and Warranties**

The Borrower represents and warrants to the Lender that:

(a) **(Power)** it has full legal capacity and power to enter into, exercise its rights and perform its obligations under this Agreement;

(b) **(Authorisation)** all conditions and things required by applicable law to be fulfilled or done in order:

- (i) to enable it lawfully to enter into, and exercise its rights and perform its obligations under, this Agreement;
- (ii) to ensure that its obligations under this Agreement rank and will continue to rank at all times in accordance with paragraph (d) below; and
- (iii) to make this Agreement admissible in evidence in the courts in this Jurisdiction;

have been fulfilled or done;

(c) **(Obligations Binding)** this Agreement constitutes its valid and legally binding obligations, enforceable against it in accordance with their respective terms except to the extent limited by equitable principles and laws affecting creditors' rights generally;

(d) **(Ranking of Obligations)** its payment obligations under this Agreement rank and will continue to rank at all times at least equally with all its other present and future unsecured payment obligations (including, without limitation, contingent obligations), other than those which are mandatorily preferred by law;

(e) **(No Litigation)** no litigation, arbitration or administrative proceedings are taking place, pending or, to the knowledge of the Borrower, threatened against it or any of its property which, if adversely determined, could have, either separately of in aggregate, a material adverse effect on it;

BORROWER'S UNDERTAKINGS

13. The Borrower shall:

(a) **(Information)** provide the Lender upon request and, in any event, within five business days of request, with any information relating to the financial condition, business, assets and affairs of itself, as the Lender may reasonably request;

(b) **(Records)** keep proper financial records and permit the Lender or its representatives to examine and take copies of those financial records and all other documents relating to its finances at all times;

(c) **(Comply with Applicable Law)** comply with all applicable law including, without limitation, by paying when due all taxes to which it or its assets are assessed or liable except to the extent that these are being diligently contested in good faith and by appropriate procedures and the Borrower has made adequate reserves for them;

(d) **(Authorisations)** obtain, maintain and comply with any conditions attaching to any authorisations which it requires to carry out the transactions contemplated by, and to ensure the validity, enforceability and admissibility in evidence of, this Agreement;

(e) **(Notice of Litigation)** give the Lender prompt notice of any litigation, arbitration or administrative proceedings affecting it or any of its property which, if adversely determined, could have, either separately or in the aggregate, an adverse effect on it.

COSTS

14. The Borrower shall pay to the Lender all stamp duty payable on or in respect of this Agreement, all legal and other costs, charges and expenses incurred or paid by the Lender relating to the negotiation, preparation, execution and enforcement of this Agreement.

ASSIGNMENT

15. **Assignment and consent**

No party shall be entitled to assign its rights or obligations under this Agreement without the prior written consent of the other parties, which consent may be given or withheld, or given on conditions, in the absolute discretion of the other parties.

16. **Continuation of liabilities**

After an assignment:

(a) the assignor remains principally liable jointly and severally with the assignee for the performance and observance of all obligations assigned to the assignee; and

(b) the assignor shall procure the assignee to enter into a deed in which the assignee covenants to be bound by this Agreement, including (without limitation) this clause.

NOTICES

17. **Form of Notices**

Notices given under this Agreement shall be:

(a) in writing; and

(b) signed by the party giving the Notice or by that party's Authorised Representative.

18. **Method and address for giving Notices**

Notices must be either:

(a) delivered by hand;

(b) posted by pre-paid security or certified mail; or

(c) transmitted by facsimile.

JURISDICTION

19. This Agreement shall be governed by and construed in accordance with the laws of the Jurisdiction, and each party irrevocably submits to the non-exclusive jurisdiction of the courts of the Jurisdiction for the purpose of any such action, suit or proceeding.

GENERAL PROVISIONS

20. **Variations**

No variation of this Agreement nor consent to a departure by a party from a provision, shall be of effect unless it is in writing, signed by the parties or (in the case of a waiver) by the party giving it. Any such variation or consent shall be effective only to the extent to or for which it may be made or given.

21. **Waiver**

The non-exercise of or delay in exercising a right of a party shall not operate as a waiver of that right, nor does a single exercise of a right preclude another exercise of it or the exercise of other rights. A right may only be waived by Notice, signed by the party (or its Authorised Representative) to be bound by the waiver.

22. **Liability of parties**

If a party consists of more than one person:

(a) an obligation of those parties is a joint obligation of all of them and a several obligation of each of them;

(b) a right given to those parties is a right given jointly and severally to each of them, and if exercised by one of them, is deemed to be exercised jointly; and

(c) a representation, warranty or undertaking made by those parties is made by each of them.

23. **Warranty of authority**

Each person signing this Agreement on behalf of another person warrants that so far as he or she is aware he or she has the authority to do so.

SIGNATURES

I/We, the person(s) specified in the application for the Company's registration as a person who consents to become a Member of the Company, agree to the terms of the foregoing Constitution.

Member's Signatures	Witness Signatures
John Peter HANSON	